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                                                                      Exhibit 99

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                           EFFECTIVE JANUARY 1, 1995




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                               TABLE OF CONTENTS

Article          Subject Matter                                                                            Page
-------          --------------                                                                            ----
I                Statement of Purpose                                                                         1

                 1.01  Background and Purpose                                                                 1
                 1.02  Qualification Under the Internal Revenue Code                                          1
                 1.03  Documents                                                                              1

II               Definitions                                                                                  2

III              Participation Eligibility                                                                   12

                 3.01  Eligibility to Participate                                                            12
                 3.02  Employee Elections                                                                    12

IV               Contributions                                                                               13

                 4.01  Employee Contributions                                                                13
                 4.02  Matching Contributions                                                                15
                 4.03  Qualified Employer Contributions                                                      16
                 4.04  Rollover Contributions                                                                16
                 4.05  Timing of Contributions                                                               16
                 4.07  Contingent Nature of Contributions                                                    16
                 4.08  Exclusive Benefit; Refund of Contributions                                            16

V                Limitations on Contributions                                                                18

                 5.01  Calendar Year Limitation on Salary Deferrals                                          18
                 5.02  Nondiscrimination Limitations on Salary Deferrals,
                         After-Tax Employee Contributions and
                         Matching Contributions                                                              18
                 5.03  Correction of Discriminatory Contributions                                            20
                 5.04  Annual Additions Limitations                                                          21

VI               Investment and Valuation of Trust Fund; Maintenance of Accounts                             23

                 6.01  Investment of Assets                                                                  23
                 6.02  Participant Investment Direction                                                      23
                 6.03  Investment Elections                                                                  26
                 6.04  Change of Election                                                                    26
                 6.05  Transfers Between Investment Funds                                                    27
                 6.06  Individual Accounts                                                                   28





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
                 6.07  Valuations                                                                            28

                 6.08  Allocation to Individual Accounts                                                     28
                 6.09  Valuation for Distribution                                                            29
                 6.10  Merger with Merck Plan                                                                29

VII              Vesting                                                                                     30

                 7.01  Full and Immediate Vesting                                                            30

VIII             Benefit Distributions                                                                       31

                 8.01  Death Benefits                                                                        31
                 8.02  Benefits Upon Separation from Service                                                 31
                 8.03  Withdrawals                                                                           32
                 8.04  Form of Benefit Payment                                                               35
                 8.05  Provisions Applicable to Distributions
                       Other Than Automatic Distributions                                                    36
                 8.06  Beneficiary Designation Right                                                         36
                 8.07  Required Distribution Dates                                                           38
                 8.08  Domestic Relations Orders                                                             38
                 8.09  Post Distribution Credits                                                             40
                 8.10  Direct Rollovers                                                                      40

IX               Participant Loans                                                                           41

                 9.01  In General                                                                            41
                 9.02  Loans as Trust Fund Investments                                                       42

X                Provisions Relating to Top-Heavy Plans                                                      45

                 10.01  Definitions                                                                          45
                 10.02  Determination of Top-Heavy Status                                                    47
                 10.03  Top-Heavy Plan Minimum Allocation                                                    47
                 10.04  Top-Heavy Plan Maximum Allocations                                                   48

XI               Administrative Committee                                                                    49

                 11.01  Appointment and Tenure                                                               49
                 11.02  Delegations of Authority and Responsibility                                          49
                 11.03  Fiduciary Duty                                                                       50
                 11.04  Administrative Costs                                                                 50
                 11.05  Bonding                                                                              50
                 11.06  Indemnification of the Committee                                                     50





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
XII              Allocation and Delegation of Authority                                                      51

                 12.01  Authority and Responsibilities of the Committee                                      51
                 12.02  Authority and Responsibilities of the Trustee                                        51
                 12.03  Limitations on Obligations of Named Fiduciaries                                      51

XIII             Trust Agreement                                                                             52

XIV              Claims Procedures                                                                           53

                 14.01  Applications for Benefits                                                            53
                 14.02  Appeals of Denied Claims of Benefits                                                 53

XV               Amendment and Termination                                                                   54

                 15.01  Amendment                                                                            54
                 15.02  Plan Termination                                                                     54
                 15.03  Complete Discontinuance of Employer Contributions                                    55
                 15.04  Mergers and Consolidations of Plans                                                  55

XVI              Miscellaneous Provisions                                                                    56

                 16.01  Nonalienation of Benefits                                                            56
                 16.02  No Contract of Employment                                                            56
                 16.03  Severability of Provisions                                                           56
                 16.04  Heirs, Assigns and Personal Representatives                                          56
                 16.05  Headings and Captions                                                                56
                 16.06  Gender and Number                                                                    56
                 16.07  Controlling Law                                                                      57
                 16.08  Funding Policy                                                                       57
                 16.09  Title to Assets                                                                      57
                 16.10  Payments to Minors, Etc.                                                             57
                 16.11  Lost Payees                                                                          57
                 16.12  Counterparts                                                                         57





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                                   ARTICLE I

                              STATEMENT OF PURPOSE


        Sec. 1.01 Background and Purpose. The Astra Merck Inc. Employee Savings and Security Plan (the "Plan) is effective as of January 1, 1995, for the benefit of Covered Employees of Participating Employers. The purpose of the Plan is to enable Covered Employees to increase personal long-term savings through the tax deferral opportunities offered under section 401(k) of the Code, from contributions made by the Participating Employers and from the results generated by investment of the assets of the Plan in the tax-sheltered environment offered by the Plan's trust.

        This Plan also reflects the merger as of the Effective Date of the portion of the Merck & Co., Inc. Employee Savings and Security Plan (the "Merck Plan") which covered Transferred Employees (as herein defined) and shall provide benefits accrued by Transferred Employees under the Merck Plan prior to such date to the extent that they have not been distributed.

        Sec. 1.02 Qualification Under the Internal Revenue Code. It is intended that the Plan be a qualified profit-sharing plan within the meaning of section 401(a) of the Code, that the requirements of section 401(k) and (m) of the Code be satisfied as to that portions of the Plan represented by contributions made pursuant to Participant Salary Deferral elections and by contributions made by the Employer as Matching Contributions, and that the trust or other funding vehicle associated with the Plan be exempt from federal income taxation pursuant to the provisions of section 501(a) of the Code.

        Sec. 1.03 Documents. The Plan consists of the Plan document as set forth herein, and any amendment thereto. Certain provisions relating to the Plan and its operation are contained in the corresponding Trust Agreement (or documents establishing any other funding vehicle for the Plan), and any amendments, supplements, appendices and riders to any of the foregoing.





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                                   ARTICLE II

                                  DEFINITIONS


        Sec. 2.01 "Account" shall mean the entire interest of a Participant in the Plan. A Participant's Account shall consist of one or more separate accounts reflecting the various types of contributions permitted under the Plan, as hereinafter provided.

        Sec. 2.02 "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of (a) (1) a Participant's Salary Deferrals for the Plan Year (excluding any Salary Deferrals that are (A) taken into account in determining the Contribution Percentage described in Section 2.14, (B) distributed to a Participant who is not a Highly Compensated Employee pursuant to a deemed claim for distribution under Section 5.01, or (C) returned to the Participant pursuant to Section 5.04), plus (2) at the election of the Committee, any portion of the Qualified Employer Contributions allocated to the Participant for the Plan Year permitted to be taken into account under section 401(k) of the Code and regulations thereunder, plus (3) in the case of any Highly Compensated Employee who is eligible to participate in more than one cash or deferred arrangement maintained by a Participating Employer or an Affiliated Company, elective deferrals made on his behalf under all such arrangements (excluding those that are not permitted to be aggregated under Treas. Reg. Section 1.401(k)-1(b)(3)(ii)(B)) for the Plan Year, to (b) the Participant's Compensation for the Plan Year.

        Sec. 2.03 "Affiliated Company" shall mean (a) any entity which, with any Participating Employer, constitutes (1) a "controlled group of corporations" within the meaning of section 414(b) of the Code, (2) a "group of trades or businesses under common control" within the meaning of section 414(c) of the Code, or (3) an "affiliated service group" within the meaning of section 414(m) of the Code or (b) is required to be aggregated with any Participating Employer pursuant to regulations under section 414(o) of the Code. An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists. When the term "Affiliated Company" is used in Section 2.06 or 5.04, sections 414(b) and (c) of the Code shall be deemed modified by application of the provisions of section 415(h) of the Code, which substitutes the phrase "more than 50 percent" for the phrase "at least 80 percent" in section 1563(a)(1) of the Code, which is then incorporated by reference in sections 414(b) and (c).

        Sec. 2.04 "After-Tax Contribution Account" shall mean so much of a Participant's Account as consists of the Participant's After-Tax Employee Contributions, plus amounts attributable to after-tax employee contributions made under the Merck Plan which have been transferred to the Plan on behalf of the Participant, including all earnings and accretions attributable thereto and reduced by all losses attributable thereto, by all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

        Sec. 2.05 "Alternate Payee" shall mean the person entitled to receive payments of benefits under the Plan pursuant to a QDRO.





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        Sec. 2.06  "Annual Addition" shall mean, for any Participant for any
Limitation Year, the sum of the following amounts allocated to a Participant's accounts under the Plan and any other qualified defined contribution plan maintained by a Participating Employer or an Affiliated Company: (a) employer contributions (including Qualified Employer Contributions, Matching Contributions and Salary Deferral amounts, except Salary Deferrals distributed pursuant to Section 5.01); (b) Participant contributions (including mandatory or voluntary employee contributions made under a qualified defined benefit plan, but excluding Rollover Contributions and amounts repaid pursuant to
Section 9.02(h)); (c) forfeitures; and (d) amounts described in Code section 415(l)(1) (relating to contributions allocated to individual medical accounts which are part of a pension or annuity plan) and Code section 419A(d)(2) (relating to contributions allocated to post-retirement medical benefit accounts for key employees).

        Sec. 2.07 "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Actual Deferral Percentages of a specified group of Active Participants.

        Sec. 2.08 "Average Contribution Percentage" shall mean the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Contribution Percentages of a specified group of Active Participants.

        Sec. 2.09 "Beneficiary" shall mean the person or entity designated or otherwise determined to be such in accordance with Section 8.06.

        Sec. 2.10 "Benefit Payment Date" shall mean, for any Participant or Beneficiary of a deceased Participant, the date as of which the first benefit payment, including a single sum, from a Participant's Account is due; provided, however, that the Benefit Payment Date applicable to any amount withdrawn pursuant to Section 8.03 shall not be taken into account in determining the Participant's Benefit Payment Date with respect to the remainder of his Account.

        Sec. 2.11 "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute of similar purpose.

        Sec. 2.12 "Committee" shall mean the Plan administrative committee named as such pursuant to the provisions of Article XI.

        Sec. 2.13 "Compensation" shall mean, for any Employee, for any Plan Year, Limitation Year or other applicable period as the case may be:

        (a) for purposes of Section 4.01(a), the employee's annual base wage or salary, and does not include certain amounts such as overtime, shift work, differential, incentive payments, bonuses, separation payments, or long term disability payments.

        (b) except as otherwise provided below in this definition, wages required to be reported on IRS Form W-2, paid by a Participating Employer to the Employee during the applicable period, exclusive of (i) such amounts that the Employee receives when he is not an Active Participant and (ii)





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reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, non-qualified deferred compensation, and welfare benefits. Notwithstanding the above, Compensation shall be determined prior to giving effect to any salary deferral election made pursuant to the terms of this Plan or any other section 401(k) plan maintained by a Participating Employer or to any salary reduction election made pursuant to any cafeteria plan (within the meaning of section 125 of the Code) maintained by a Participating Employer.

        (c) for purposes of Article X and Sections 2.06 and 5.04, wages required to be reported on IRS Form W-2 paid to the Employee during the applicable period, including for purposes of the definition of "Key Employee" in Article X, amounts that are excluded from gross income under section 125, 402(e)(3), 402(h) or 403(b) of the Code.

        (d) for purposes of the definitions of "Actual Deferral Percentage" and "Contribution Percentage," "compensation" for the applicable period, as defined in section 414(s) of the Code as determined by the Committee on a uniform and consistent basis for all Employees, exclusive of compensation for any period during which an Employee is not an Active Participant; provided, however, that, in the sole discretion of the Committee, Compensation may include Salary Deferrals and other amounts excluded from gross income under section 125, 402(e)(3), 402(h) or 403(b) of the Code.

        (e) for purposes of the definition of "Highly Compensated Employee", "compensation," as such word is defined in section 415(c)(3) of the Code, paid to the Employee by a Participating Employer or Affiliated Company for the applicable period, but including amounts that are excluded from gross income under section 125, 402(e)(3), 402(h) or 403(b) of the Code.

        (f) with respect to any Plan Year, only the first $150,000, or such other amount as may be applicable under Code section 401(a)(17), of the amount otherwise described in subsections (a), (b), (c) and (d) of this definition shall be counted, except that this subsection (f) shall not apply for purposes of Sections 2.06 and 5.04. In determining Compensation for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of the rules of Code section 414(q)(6), the limitation is exceeded, then the limitation shall be prorated among the affected family members in proportion to each such member's Compensation as determined under this Section prior to the application of this limitation.

        Sec. 2.14 "Contribution Percentage" shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of (a) (1) the After-Tax Employee Contributions (including Before-Tax Contributions recharacterized as After-Tax Employee Contributions pursuant to Article V and Matching Contributions allocated to a Participant's Account for the Plan Year, plus (2) at the election of the Committee, any portion of the Qualified Employer Contributions allocated to the Participant for the Plan Year required or permitted to be taken into account under section 401(m) of the Code and regulations thereunder, plus (3) in the case of any Highly Compensated Employee who is eligible to participate in more than one plan maintained by a Participating Employer or an Affiliated Company to which employee or matching contributions are made, after-tax employee contributions





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and employer matching contributions made on his behalf under all such plans
(excluding those that are not permitted to be aggregated under Treas. Reg.
Section 1.401(m)-1(b)(3)(ii)) for the Plan Year, to (b) the Participant's Compensation for the Plan Year. For purposes of determining the Contribution Percentage, the Committee may also take Salary Deferrals into account, in accordance with Treasury regulations.

        Sec. 2.15 "Covered Employee" shall mean each person who is an Employee performing services on a full-time, part-time or temporary basis for a Participating Employer, other than (a) any person in a category of Employees excluded from coverage under the Plan by resolution of the board of directors of a Participating Employer, (b) any Employee whose terms and conditions of employment are determined through collective bargaining, unless the collective bargaining agreement provides for the eligibility of such person to participate in this Plan, (c) any Employee who, as to the United States, is a non-resident alien with no U.S. source income from a Participating Employer, and (d) any person who is an Employee solely by reason of being a leased employee within the meaning of section 414(n) or 414(o) of the Code.

        Sec. 2.16  "Effective Date" shall mean January 1, 1995.

        Sec. 2.17 "Employee" shall mean a person who is employed by a Participating Employer or an Affiliated Company. A person who is not otherwise employed by a Participating Employer or Affiliated Company shall be deemed to be employed by any such company if he is a leased employee with respect to whose services such Participating Employer or Affiliated Company is the recipient, within the meaning of section 414(n) or 414(o) of the Code, but to whom Code section 414(n)(5) does not apply.

        Sec. 2.18 "Employment Commencement Date" shall mean, with respect to any person, the first date on which that person performs an Hour of Service as described in Section 2.22.

        Sec. 2.19 "Employment Date" shall mean the first day of each January and each July. The board of directors of a Participating Employer may designate another enrollment date for any employee who has become eligible to participate in this Plan by the express authorization of such board of directors.

        Sec. 2.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        Sec. 2.21  "Highly Compensated Employee" shall mean as follows:

        (a) The term "Highly Compensated Employee generally means an Employee who during the current Plan Year or the immediately preceding Plan Year:

                 (1)  was at any time a five-percent (5%) owner, as defined in section 416(i) of the Code;





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                 (2)  received Compensation in excess of $75,000, as adjusted by the Secretary of the Treasury in accordance with section 415(d) of the Code;

                 (3) received Compensation in excess of $50,000, as adjusted by the Secretary of the Treasury in accordance with section 415(d) of the Code, and was in the top-paid group of Employees for such Plan Year; or

                 (4) was at any time an officer and received Compensation greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code.

        (b) With respect to the Plan Year for which the relevant determination is being made, an Employee not described in paragraph (2), (3), or (4) above for the preceding Plan Year shall not be a Highly Compensated Employee unless such Employee is a member of the group consisting of the 100 Employees paid the greatest Compensation during the Plan Year for which such determination is being made.

        (c) An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation for such Plan Year. For purposes of determining the number of Employees in the top-paid group, Employees described in section 414(q)(8) of the Code shall be excluded to the extent (1) permitted under section 414(q)(8) of the Code and regulations thereunder and (2) elected by the Committee.

        (d) For purposes of paragraph (4) of subsection (a), no more than fifty (50) Employees (or, if lesser, the greater of three (3) Employees or ten
(10) percent of the Employees, excluding Employees described in section 414(q)(8) of the Code disregarded for purposes of identifying the top-paid group of Employees) shall be treated as officers, and if for any Plan Year no officer is described in such paragraph, the highest paid officer for such Plan Year shall be treated as described in such paragraph.

        (e) If any person is a member of the family of a five-percent (5%) owner who is an Employee or former Employee or of a Highly Compensated Employee in the group consisting of the ten (10) Highly Compensated Employees with the greatest Compensation for the Plan Year, such person shall not be considered a separate Employee. In such case, the family member (or family members) and five-percent (5%) owner or Highly Compensated Employee shall be treated as a single Highly Compensated Employee receiving Compensation and Plan contributions equal to the sum of the Compensation and Plan contributions of the family member(s) and the five-percent (5%) owner or Highly Compensated Employee. The term "family" shall mean, with respect to any Employee or former Employee, such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

        (f) A former Employee shall be treated as a Highly Compensated Employee, if such Employee was a Highly Compensated Employee while an active Employee in either the Plan Year in which such Employee separated from service or in any Plan Year ending on or after his 55th birthday.

        Sec. 2.22  "Hour of Service" shall mean, for any Employee:





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        (a)  except as provided in subsection (b),

                 (1) each hour for which he is directly or indirectly paid or entitled to payment by a Participating Employer or an Affiliated Company for the performance of employment duties; or

                 (2) each hour for which he is entitled, either by award or agreement, to back pay from a Participating Employer or an Affiliated Company, irrespective of mitigation of damages; or

                 (3) each hour for which he is directly or indirectly paid or entitled to payment by a Participating Employer or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), jury duty, layoff, leave of absence, or military duty; or

                 (4) each hour for which he is absent for military service under leave granted by a Participating Employer or Affiliated Company or required by law, provided the Employee returns to service with the Participating Employer or Affiliated Company within such period as his right to reemployment is protected by law.

        (b)  Anything to the contrary in subsection (a) notwithstanding:

                 (1) No Hours of Service shall be credited to an Employee for any period merely because, during such period, payments are made or due him under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

                 (2) No Hours of Service shall be credited to an Employee with respect to payments solely to reimburse for medical or medically related expenses.

                 (3)  No Hours of Service shall be credited twice.

                 (4) Hours of Service shall be credited at least as liberally as required by the rules set forth in Department of Labor Reg. Section 2530.200b-2(b) and (c).

        Sec. 2.23 "Investment Fund" shall mean any of the funds established pursuant to Section 6.02 for the investment of the assets of the Trust Fund.

        Sec. 2.24 "Investment Manager" shall mean any fiduciary (other than the Trustee or Named Fiduciary) who has the power to manage, acquire, or dispose of any asset of the Plan and who has qualified as an "investment manager" within the meaning of section 3(38) of ERISA.

        Sec. 2.25  "Limitation Year" shall mean the calendar year.

        Sec. 2.26 "Matching Contribution" shall mean a contribution made by a Participating Employer pursuant to Section 4.02.





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        Sec. 2.27  "Matching Contribution Account" shall mean so much of a
Participant's Account as consists of (a) amounts attributable to Matching Contributions allocated to such Participant's Account under the Plan, and (b) any Matching Contributions made under the Merck Plan which have been transferred to the Plan on behalf of the Participant, including all earnings and accretions attributable thereto and reduced by all losses attributable thereto, by all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

        Sec. 2.28 "Merck Common Stock" shall mean shares of Merck & Co., Inc. Common Stock.

        Sec. 2.29 "Named Fiduciary" shall mean the Participating Employers, the Trustee, and the Committee. Each Named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him under the Plan or the Trust Agreement. Any fiduciary, if so appointed, may serve in more than one fiduciary capacity.

        Sec. 2.30 "Normal Retirement Age" shall mean a Participant's 65th birthday.

        Sec. 2.31 "Participant" shall mean any person who has been or who is a Covered Employee, who has been admitted to participation in the Plan pursuant to the provisions of Article III and who has an Account balance as of the date of reference. The term "Participant" shall include Active Participants (those Participants who are currently Covered Employees and who have become Active Participants pursuant to Section 3.01), Inactive Participants (those Employees who previously were Active Participants but currently are not because they are no longer employed in a "Covered Employee" status), and Vested Participants (those former Active or Inactive Participants who have a vested interest under the Plan).

        Sec. 2.32 "Participating Employer" shall mean Astra Merck Inc. and any other Affiliated Company which adopts this Plan and joins in the corresponding Trust Agreement.

        Sec. 2.33 "Period of Severance" shall mean the period beginning on a person's Severance Date and ending on the first date on which he again performs an Hour of Service as described in Section 2.22.

        Sec. 2.34 "Plan" shall mean the Astra Merck Inc. Employee Savings and Security Plan, as set forth herein, and as the same may from time to time hereafter be amended.

        Sec. 2.35 "Plan Committee" shall mean the committee appointed to administer the Plan pursuant to Article XI.

        Sec. 2.36  "Plan Year" shall mean the calendar year.

        Sec. 2.37 "Qualified Employer Contribution" shall mean a contribution made by a Participating Employer pursuant to Section 4.03.





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        Sec. 2.38  "Qualified Employer Contribution Account" shall mean so much of a Participant's Account as consists of amounts attributable to Qualified Employer Contributions under the Plan, including all earnings and accretions attributable thereto and reduced by all losses attributable thereto, by all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

        Sec. 2.39 "QDRO" shall mean a "qualified domestic relations order" within the meaning of Section 206(d)(3)(B) of ERISA and section 414(p) of the Code.


        Sec. 2.40 "Required Beginning Date" generally shall mean, for any Participant, April 1 of the calendar year following the calendar year in which he attains age 70-1/2, except as otherwise provided in Section 8.02(b), pursuant to the Code and Treasury Regulations.

        Sec. 2.41 "Retire" or "Retirement" shall mean a Termination of Employment effected by the employee and the Company in accordance with the provisions of the Company's pension plan in which the employee participates.

        Sec. 2.42 "Rollover Account" shall mean so much of a Participant's Account as consists of his Rollover Contributions under the Plan and the Participant's rollover contributions under the Merck Plan which have been transferred to the Plan, including all earnings and accretions attributable thereto, and reduced by all losses attributable thereto, by all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

        Sec. 2.43 "Rollover Contributions" shall mean amounts contributed by a Covered Employee pursuant to Section 4.04.

        Sec. 2.44 "Salary Deferral Account" shall mean so much of a Participant's Account as consists of his Salary Deferrals under the Plan and the Participant's salary deferrals under the Merck Plan, which have been transferred to the Plan, including all earnings and accretions attributable thereto, and reduced by all losses attributable thereto, by all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

        Sec. 2.45 "Salary Deferrals" shall mean the portion of a Participant's Compensation which is reduced in accordance with Section 4.01(a) and with respect to which a corresponding contribution is made to the Plan by a Participating Employer.

        Sec. 2.46 "Severance Date" shall mean the earlier of (a) the date the Employee dies or retires, quits or is discharged from all Participating Employers and all Affiliated Companies, or (b) the first anniversary of the date that the Employee is otherwise first absent from work for all Participating Employers and all Affiliated Companies (with or without pay) for any other reason; provided, however, that if the Employee is absent for military duty under leave of absence granted by a Participating Employer or an Affiliated Company or required by law, the Employee shall not be considered to have a Severance Date provided the absent Employee returns to active service with the Participating Employer or Affiliated Company within 90 days of his release from active military duty or such shorter or longer period during which his reemployment rights are protected by law.

        Sec. 2.47 "Termination of Employment" shall mean, for any Employee, his death, retirement,resignation, discharge or any absence that causes him to cease to be an Employee.

        Sec. 2.48 "Total Disability" shall mean a disability due to bodily injury or physical or mental disease which totally and permanently incapacitates an Employee to such an extent as to render it impossible for him to perform his customary or other duties with the Participating Employer and provided that such incapacity to perform such duties with the Participating Employer is established by such evidence as the Committee may deem sufficient.

        Sec. 2.49 "Transferred Employee" shall mean each employee of Merck & Co., Inc. on December 31, 1994 (including employees on an approved leave of absence which began prior to November 1, 1994, and whose employment was transferred to the Company as of January 1,1995, pursuant to the [agreement]; provided that any such employee who is on an approved leave of absence which commenced prior to November 1, 1994, must commence employment with Astra Merck Inc. immediately following such leave of absence in order to be treated as a Transferred Employee under this Plan.

        Sec. 2.50 "Trust Agreement" shall mean the Astra Merck Inc. Employee Savings and Security Plan Trust Agreement as the same is presently constituted, as it may hereafter be amended, and such additional and successor trust agreements or other instruments as may be executed for purposes of providing a vehicle for investment of the assets of the Plan.

        Sec. 2.51 "Trustee" shall mean the party or parties so designated pursuant to the Trust Agreement and each of their respective successors.

        Sec. 2.52 "Trust Fund" shall mean all of the assets of the Plan held by the Trustee under the Trust Agreement.

        Sec. 2.53 "Valuation Date" shall mean the last day of each calendar quarter during the Plan Year and each other interim date during the Plan Year on which the Committee determines that a valuation of the Trust Fund shall be made.

        Sec. 2.54 "Year of Employment" shall mean twelve months of employment with Astra Merck Inc. or an Affiliated Company, whether or not continuous. A period of employment shall be credited beginning on the Employee's Employment Commencement Date and ending on his Severance Date. With respect to periods of employment of less than twelve consecutive months, thirty days equal one month or one-twelfth of a year. Anything contained in this Section to the contrary notwithstanding:

        (a) if an Employee retires, quits or is discharged, the period commencing on the Employee's Severance Date and ending on the first date on which he again performs an Hour of Service shall be taken into account, if such date is within twelve (12) consecutive months of the Employee's Severance Date; and

        (b) if the Employee is absent from work for a reason other than those specified in subparagraph (a) and within twelve (12) consecutive months of the first day of such absence, the

Employee retires, quits or is discharged, the period commencing on the first day of such absence and ending on the first date on which he again performs an Hour of Service shall be taken into account, if such day is within twelve (12) consecutive months of the date his absence began.

For purposes of this Section and Article III, all periods of employment with Merck & Co., Inc. shall be credited with respect to each Transferred Employee.

                                  ARTICLE III

                           PARTICIPATION ELIGIBILITY


        Sec. 3.01  Eligibility to Participate.

        (a) Each Transferred Employee shall become an Active Participant in the Plan on the later of (1) the Effective Date, or (2) the Enrollment Date coincident with or next following both his completion of one Year of Employment and his attainment of age 21, if he is a Covered Employee on such Enrollment Date.

        (b) Each other Covered Employee shall become an Active Participant as of the Enrollment Date coincident with or next following the first date he has both attained age 21 and completed one Year of Employment, if he is then a Covered Employee. If a person is not a Covered Employee on the Enrollment Date coincident with or next following the first date he has both attained age 21 and completed at least one Year of Employment, or (2) if a person who has become an Active Participant ceases to be a Covered Employee, and, in either event, later becomes a Covered Employee, the person shall become an Active Participant as of the first day of the first payroll period thereafter on which he is a Covered Employee.

        Sec. 3.02 Employee Elections. Each Covered Employee who is eligible to participate in the Plan as of any Enrollment Date pursuant to Section 3.01, may elect to make Salary Deferrals and/or After-Tax Employee Contributions pursuant to Article IV commencing on such Enrollment Date. Such election shall be made by completing such forms and providing such data as are reasonably required by the Committee, at such time in advance as the Committee may prescribe; [provided, however, that any salary deferral election in effect for a Covered Employee under the Merck Plan on the date such Plan is merged with and into this Plan as described in Section 6.10 shall remain in effect under this Plan on and after the merger date until changed by the Participant in accordance with Section 4.01 except as otherwise prescribed by the Committee by written notice to affected Participants.] If an Active Participant declines to make Salary Deferrals and/or After-Tax Employee Contributions pursuant to
Section 4.01 effective as of the first date he may so elect as described in the preceding sentences, he may thereafter elect to make Salary Deferrals commencing on any subsequent Enrollment Date on which he is an Active Participant, in accordance with procedures prescribed by the Committee.

                                   ARTICLE IV

                                 CONTRIBUTIONS


        Sec. 4.01  Employee Contributions.

        (a) Employee Elections. Subject to Section 3.02 and the limitations set forth in Article V, each Active Participant may execute an election on a form prescribed by the Committee pursuant to which such Participant may elect to reduce his Compensation received on and after the effective date of the election through payroll reductions by an amount equal to a whole percentage of between 2% and 15% of his Compensation payable with respect to any payroll period, rounded to the nearest whole dollar each month. Each Participant must designate his/her contributions to the Plan as Salary Deferrals and/or After-Tax Employee Contributions. This designation must be in increments of 10% of the payroll deduction amount. If no such designation is made, all contributions shall be considered After-Tax Employee Contributions. If a Participant designates all or part of his/her contributions as Salary Deferrals, then such Participant must indicate whether, upon reaching the maximum amount which can be contributed to the Plan on a pre-tax basis, the amount designated as a Salary Deferral is to be contributed to the Plan on an after-tax basis or returned to Compensation. If the participant does not make an election, his/her contribution shall be designated as an After-Tax Employee Contribution. The Salary Deferral and After-Tax Employee Contribution amounts set forth in any Salary Deferral election shall be tentative and shall become final only after the Committee has made such adjustments thereto as it deems necessary to maintain the qualified status of the Plan and to satisfy all requirements of section 401(k) or 401(m) of the Code. A Participant who is incurring a Termination of Employment can only make a contribution via payroll deduction for his/her final payroll period, if the Participant is being compensated for the entire final payroll period.

        (b) Increase in or Reduction of Salary Deferrals and/or After-Tax Employee Contributions. An Active Participant may increase or reduce the rate of his Salary Deferrals and After-Tax Employee Contributions, within the limits described in Section 4.01(a), and/or may change the percentage of his/her contributions designated as Salary Deferrals and After-Tax Employee Contributions, effective on the first day of any calendar year quarter, by filing a form prescribed by the Committee. The designation must be in increments of 10% of the payroll deduction amount. To be effective on the first day of any calendar year quarter, the appropriate form for a change in the amount of payroll deduction and/or designation as Salary Deferrals or After-Tax Employee Contributions must be received by site personnel no later than the last day of the second month preceding the first day of the calendar quarter. For example, in order to have a change effective April 1st of any year, site personnel must receive the appropriate form from the Participant no later than February 28th.

        (c) Suspension of Contributions. Suspension of Plan contributions shall be in accordance with the following provisions:

                          (1) A Participant who is an active employee may voluntarily suspend payroll deductions for a period of time not less than three months. This suspension shall be effective the first of the month following site personnel's receipt of the Participant's election to voluntarily suspend contributions, which may be submitted to site personnel no later than the twentieth of the month preceding the month in which the suspension is to be effective.

                          (2) A Participant's payroll deductions shall be automatically suspended at the time he/she goes on an authorized leave of absence at less than full pay and such suspension will continue for the duration of the authorized leave.

                          (3) A Participant's payroll deductions shall be automatically suspended at the time he/she becomes employed by any Affiliated Company whose employees are not eligible to participate in the Plan, and such suspension shall continue for the duration of such employment.

                          (4)  A Participant to whom the in-service
                          distribution provisions are applicable, shall have his/her payroll deductions suspended for six months in accordance with the terms of Section 8.03.

                          (5) A Participant to whom the hardship withdrawal provisions are applicable shall have his/her payroll deductions suspended for twelve months in accordance with the terms of Section 8.03.

A Participant whose contributions have been suspended pursuant to paragraphs
(2), (3), (4) and (5) above or whose contributions have been voluntarily suspended under paragraph (a) for a definite period of time, shall automatically resume contributions at the expiration of the suspension period. If a Participant does not wish to resume contributions at that time, he/she must affirmatively notify site personnel of that fact no later than thirty (30) days prior to the time contributions would otherwise resume. However, a Participant who voluntarily suspends contributions pursuant to paragraph (1) hereof for an indefinite period of time, must notify site personnel thirty (30) days prior to the time he/she wishes to resume contributions.

         (d) Catch-Up Contributions. Subject to the limitations of Section 415 of the Internal Revenue Code of 1986, as amended, a Participant may make lump sum Catch-Up Contributions to the Plan only at the end of each Plan Year in an amount not greater than the excess, if any, of (1) 10% of aggregate Compensation for all Plan Years in which the Employee was a Participant since the later of the date he/she became a Participant or January 1, 1970 over (2) the After-Tax Employee Contributions, Catch-Up Contributions and Pre-Tax Contributions made since the later of such dates. For periods after January 1990, the percent in subparagraph (1) of this Section 4.01(d) shall be 15%. Catch-up Contributions shall be made in cash. Any Catch-Up Contribution shall be designated as an After-Tax Contribution and must be at least $500. These contributions shall be invested in accordance with the Participant's investment election on a form prescribed by the Committee.

         (e) Contribution and Allocation of Salary Deferral and After-Tax Employee Contribution Amounts. Each Participating Employer shall contribute to the Plan with respect to each Plan Year an amount equal to the Salary Deferrals and After-Tax Employee Contributions of Participants who are Employees of the Participating Employer for such Plan Year, as determined pursuant to the elections in force pursuant to this Section. There shall be directly and promptly allocated to the Salary Deferral Account and After-Tax Employee Contribution Account of each Participant the Salary Deferral and After-Tax Employee Contribution amounts contributed by the Participating Employer to the Plan by reason of any such election in force with respect to that Participant.

         Sec. 4.02 Matching Contributions. Subject to the limitations described in Article V, each Participating Employer shall make Matching Contributions as follows:

         (a) Amount of Matching Contributions. For each allocation period of a Plan Year the Participating Employer shall contribute to the Plan, on behalf of each Participant who is an Employee of the Participating Employer and has made Salary Deferrals and/or After-Tax Employee Contributions during that allocation period, an amount equal to 50% of each such Participant's Salary Deferrals and/or After-Tax Employee Contributions for the allocation period which are not in the aggregate in excess of five percent (5%) of the Participant's Compensation for the allocation period from that Participating Employer.

         For salaried Participants, Compensation applicable to any pay period in which the Participant makes a contribution shall be determined by dividing the Participant's Compensation by the number of times the Participant is paid in a month. For hourly Participants who are paid weekly, Base Compensation applicable to any pay period in which the Participant makes a contribution shall be determined by converting the Participant's hourly wage to a monthly rate and dividing by four (4), the resulting amount being applied to each of the first four pay periods in the month. For hourly Participants who are paid bi-weekly, Base Compensation applicable to any pay period in which the Participant makes a contribution shall be determined by converting the Participant's hourly wage to a monthly rate and dividing by two (2), the resulting amount being applied to each of the first two pay periods in the month.

         There shall be no Company Matching Contribution with respect to Catch-Up Contributions, Rollover Contributions, or Trust to Trust Transfer Contributions.

         (b) Allocation of Matching Contributions. Matching Contributions made pursuant to this Section shall be allocated, as of the last day of the allocation period for which such contributions shall be made, to the Matching Contribution Accounts of Participants who are eligible to share in such contributions in the amount determined pursuant to subsection (a) above.

         (c) Allocation Period. For purposes of this Section, "allocation period" shall mean each portion of the Plan Year for which Matching Contributions are made by the Participating Employer.

         Sec. 4.03 Qualified Employer Contributions. Subject to the limitations described in Article V, the Participating Employers may, in their discretion, make Qualified Employer Contributions for a Plan Year, which shall be allocated as of the last day of the Plan Year for which such contributions are made, either (1) pro rata based on Compensation for the Plan Year or (2) pro rata on the basis of Salary Deferrals and/or After-Tax Employee Contributions for the Plan Year, as determined by the Participating Employers at the time such contributions are made, among the Qualified Employer

Contribution Accounts of only those Active Participants who are not Highly Compensated Employees for the Plan Year in an amount necessary to satisfy at least one of the tests in Section 5.02.

         Sec. 4.04 Rollover Contributions. The Plan shall accept, as "Rollover Contributions" made on behalf of any Covered Employee, cash equal to
(a) all or a portion of the amount received by the Covered Employee as a distribution from (either directly or through a conduit individual retirement account), or (b) an amount transferred directly to the Plan (pursuant to section 401(a)(31) of the Code) on the Covered Employee's behalf by the trustee of another qualified trust forming a part of a plan described in section
401(a) of the Code, but only if the deposit qualifies as a tax-free rollover as defined in section 402 of the Code as determined in accordance with procedures established by the Committee and is not less than $500. If the amount received does not qualify as a tax-free rollover, the amount shall be refunded to the Covered Employee. Rollover amounts shall be allocated to the Covered Employee's Rollover Account and invested in accordance with the provisions of
Article VI. A Covered Employee who is not yet an Active Participant shall be deemed a Participant only with respect to amounts, if any, in his Rollover Account.

         Sec. 4.05 Timing of Contributions. Matching Contributions for any Plan Year under this Article shall be made no later than the last date on which amounts so paid may be deducted for federal income tax purposes for the taxable year of the Participating Employer in which the Plan Year ends. Qualified Employer Contributions for any Plan Year under this Article shall be made no later than twelve (12) months after the close of the Plan Year to which the contribution applies. Amounts contributed as Salary Deferrals, After-Tax Employee Contributions, Catch-Up Contributions and Rollover Contributions will be remitted to the Trustee as soon as practicable, but no later than ninety
(90) days after the date on which such contributions were received or withheld from the Participant's Compensation.

         Sec. 4.06 Contingent Nature of Contributions. Each contribution made by a Participating Employer pursuant to the provisions of Section 4.01, 4.02, or 4.03 is hereby made expressly contingent on the deductibility thereof for federal income tax purposes for the fiscal year with respect to which such contribution is made and no such contribution shall be made for any year to the extent it would exceed the deductible limit for such year as set forth in section 404 of the Code.

         Sec. 4.07 Exclusive Benefit; Refund of Contributions. All contributions made to the Plan are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for, nor diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and corresponding trust). Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, refunds of contributions shall be made to the Participating Employers under the following circumstances and subject to the following limitations:

         (a) Initial Nonqualification. If, upon the timely filing of a determination letter application on the qualified status of the Plan, the Plan is determined not to initially satisfy the qualification requirements of section 401(a) of the Code, and if the Participating Employers decline to amend the Plan to satisfy such qualification requirements of section 401(a) of the Code, contributions made prior to the determination that the Plan has failed to qualify shall be returned to the Participating Employers within one (1) year of such determination.

         (b) Disallowance of Deduction. To the extent that a federal income tax deduction is disallowed for any contribution made by a Participating Employer, the Trustee shall refund to the Participating Employer the amount so disallowed within one (1) year of the date of such disallowance.

         (c) Mistake of Fact. In the case of a contribution which is made in whole or in part by reason of a mistake of fact, so much of a Participating Employer's contribution as is attributable to the mistake of fact shall be returnable to the Participating Employer upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one
(1) year after the payment of the contribution to which the mistake applies.

         In the event that any refund is paid to a Participating Employer hereunder, such refund shall be made without regard to net investment gains attributable to the contribution, but shall be reduced to reflect net investment losses attributable thereto.

                                   ARTICLE V

                          LIMITATIONS ON CONTRIBUTIONS


        Sec. 5.01  Calendar Year Limitation on Salary Deferrals.

        (a) Notwithstanding anything contained herein to the contrary, Salary Deferrals made on behalf of an Active Participant under this Plan together with elective deferrals (as defined in section 402(g) of the Code) under any other plan or arrangement maintained by a Participating Employer or an Affiliated Company shall not exceed $7,000 (as adjusted in accordance with section 402(g) of the Code and regulations thereunder) for any calendar year. Furthermore, should a Participant claim that his Salary Deferrals under this Plan (reduced by Salary Deferrals previously distributed pursuant to Section 5.03(a) or returned to the Participant pursuant to Section 5.04) when added to his other elective deferrals under any other plan or arrangement (whether or not maintained by a Participating Employer or an Affiliated Company) exceed the limit imposed by section 402(g) of the Code for the calendar year in which the deferrals occurred, the Committee notwithstanding any other provision of the Plan shall distribute, by April 15 of the following calendar year, the amount of Salary Deferrals specified in the Participant's claim, plus income thereon determined in the manner described in Section 5.03(c). The Participant's claim shall be in writing and shall be submitted to the Committee no later than the March 1 following the calendar year in which such deferrals occurred. Notwithstanding anything in this Section 5.01 to the contrary, a Participant shall be deemed to have made a claim for distribution of excess deferrals from the Plan to the extent that his Salary Deferrals together with his elective deferrals under any other plan or arrangement maintained by a Participating Employer or an Affiliated Company exceed the limit imposed by section 402(g) of the Code for the calendar year.

        (b) In the event a Participant receives a distribution of excess Salary Deferrals pursuant to subsection (a) and, after application of Section
5.03 for such year, any Matching Contributions allocated to the Participant by reason of the distributed Salary Deferrals remaining in the Participant's Account, the Participant shall forfeit such Matching Contributions (plus income thereon), whether or not such amounts would otherwise be vested. Amounts forfeited shall be applied to reduce future Matching Contributions pursuant to
Section 4.02.

        Sec. 5.02 Nondiscrimination Limitations on Salary Deferrals, After-Tax Employee Contributions and Matching Contributions.

        (a) Salary Deferral Limitations. With respect to Salary Deferrals for any Plan Year, one of the following tests must be satisfied:

                 (1) The Average Actual Deferral Percentage for Active Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for all other Active Participants for the Plan Year multiplied by 1.25; or

                 (2) The Average Actual Deferral Percentage for Active Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for all other Active Participants for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for such Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for all other Active Participants by more than two (2) percentage points.

        (b) After-Tax Employee Contributions and Matching Contribution Limitations. With respect to After-Tax Employee Contributions and Matching Contributions for any Plan Year, one of the following tests must be satisfied:

                 (1) The Average Contribution Percentage for Active Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for all other Active Participants for the Plan Year multiplied by 1.25; or

                 (2) The Average Contribution Percentage for Active Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for all other Active Participants for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for such Highly Compensated Employees does not exceed the Average Contribution Percentage for all other Active Participants by more than two (2) percentage points.

        (c) Aggregate Limitation. For any Plan Year in which both the limitations in Sections 5.02(a)(1) and (b)(1) are exceeded, the sum of the Average Actual Deferral Percentage and the Average Contribution Percentage for Active Participants who are Highly Compensated Employees (determined after adjustments are made under Sections 5.03(a) and (b) for purposes of satisfying the limitations described in Sections 5.02(a) and (b)) shall not exceed the greater of:

                 (1) the sum of (A) the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Active Participants multiplied by 1.25, plus (B) the lesser of (i) two (2) multiplied by the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Active Participants, or (ii) 2% plus the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Active Participants; or

                 (2) the sum of (A) the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Active Participants multiplied by 1.25, plus (B) the lesser of (i) two (2) multiplied by the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Active Participants, or (ii) 2% plus the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Active Participants.

        (d) For purposes of subsections (a) through (c), this Plan shall be aggregated and treated as a single plan with other plans maintained by a Participating Employer or an Affiliated Company to the extent that this Plan is aggregated with any such other plan for purposes of satisfying section 410(b) (other than section 410(b)(2)(A)(ii)) of the Code.

        (e) The Actual Deferral Percentage or Contribution Percentage of any Highly Compensated Employee described in Section 2.21(e) shall be determined by aggregating the Compensation and Salary Deferrals, Matching Contributions and/or Qualified Employer Contributions, as appropriate, of all family members who are Active Participants and are required to be treated as a single Employee.

Except to the extent taken into account in the preceding sentence, the Compensation, Salary Deferrals, Qualified Employer Contributions and Matching Contributions of each such family member shall not be taken into account in determining the Average Actual Deferral Percentage or Average Contribution Percentage for the group of Active Participants who are not Highly Compensated Employees or for the group of Active Participants who are Highly Compensated Employees.

        (f) The determination and treatment of the Salary Deferrals, Qualified Employer Contributions Matching Contributions, Actual Deferral Percentage and Contribution Percentage of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

        Sec. 5.03  Correction of Discriminatory Contributions.

        (a) Should the nondiscrimination tests of Section 5.02(a) not be satisfied with respect to Salary Deferrals for any Plan Year, the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage shall be reduced until the appropriate nondiscrimination tests are satisfied, or until the Actual Deferral Percentage of such Highly Compensated Employee is equal to the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. This process shall be repeated until the nondiscrimination tests of Section 5.02(a) are satisfied. The Actual Deferral Percentage of any Highly Compensated Employee which must be reduced pursuant to this subsection (a) shall be reduced within twelve (12) months of the close of the Plan Year with respect to which the reduction applies, and the provisions of Section 5.01(b) regarding the forfeiture of related Matching Contributions shall apply. For purposes of determining the necessary reduction, Salary Deferrals previously distributed pursuant to Section 5.01 shall be treated as distributed under this Section 5.03(a).

        (b) Should the nondiscrimination tests of Section 5.02(b) not be satisfied with respect to After-Tax Employee Contributions and Matching Contributions for any Plan Year, the Contribution Percentage of the Highly Compensated Employee with the highest Contribution Percentage shall be reduced until the nondiscrimination tests of Section 5.02(b) are satisfied, or until the Contribution Percentage of such Highly Compensated Employee is equal to the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. This process shall be repeated until the nondiscrimination tests of Section 5.02(b) are satisfied. The Contribution Percentage of any Highly Compensated Employee which must be reduced pursuant to this subsection (b) shall be reduced, within twelve (12) months of the close of the Plan Year with respect to which the reduction applies, by (1) first, distributing the Highly Compensated Employee's After-Tax Employee Contributions to the extent such contributions do not form the basis for determining the Employee's Matching Contributions under Section 4.02, (2) then, by distributing the Employee's excess Matching Contributions, and (3) then, by distributing the Highly Compensated Employee's After-Tax Employee Contributions not described in clause (1).

        (c) Any distribution, forfeiture or recharacterization of Salary Deferrals, After-Tax Employee Contributions or Matching Contributions necessary pursuant to subsections (a) or (b) shall include a distribution or forfeiture of the income, if any, allocable to such contributions. Such income shall be equal to the sum of the allocable gain or loss for the Plan Year, and the period between the end of the

Plan Year and the date of distribution, and shall be determined by the Committee in a manner uniformly applicable to all Participants and consistent with regulations issued by the Secretary of the Treasury.

        (d)  For purposes of satisfying the nondiscrimination test described in
Section 5.02(c), the Matching Contributions of all Highly Compensated Employees shall be reduced as described in subsection (b).

        (e)  Notwithstanding anything in this Section to the contrary:

                 (1) for any Highly Compensated Employee who is an Active Participant in the Plan while eligible to participate in any other qualified retirement plan maintained by a Participating Employer or an Affiliated Company under which the Employee has made employee contributions or elective deferrals, or is credited with employer matching contributions for the year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

                 (2) in the case of a Highly Compensated Employee whose Actual Deferral Percentage or Contribution Percentage is determined pursuant to
Section 2.21(e), the Actual Deferral Percentage or Contribution Percentage shall be reduced as described in Section 5.03(a) or (b), whichever applies, and any excess amounts shall be allocated among the family members in proportion to the contributions of each family member that have been aggregated.

        (f)  In lieu of or in addition to the actions described in subsections
(a) through (e) of this Section, to satisfy the tests in Section 5.02, Participating Employers may make Qualified Employer Contributions as described in Section 4.03.

        Sec. 5.04  Annual Additions Limitations.

        (a) In no event shall the Annual Addition on behalf of any Participant for any Limitation Year exceed the lesser of:

                 (1) $30,000 (or, if greater, one-fourth of the defined benefit dollar limit set forth in section 415(b)(l)(A) of the Code as in effect for the Limitation Year), or

                 (2) twenty-five percent (25%) of such Participant's Compensation for the Limitation Year.

        The limitation referred to in Section 5.04(a)(2) shall not apply to any contribution for medical benefits within the meaning of section 401(h) or section 419(A)(f)(2) of the Code which is otherwise treated as an Annual Addition under section 415(l)(1) or 419A(d)(2) of the Code.

        If the amount otherwise allocable to the Account of a Participant would exceed the amount described above as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g) of the Code) that may be made under the limitations of section 415 of the Code, or such other circumstances as permitted by law, the Committee shall determine which portion, if any, of such excess amount is attributable to the Participant's Salary Deferrals, and/or After-Tax Employee Contributions, and/or Qualified Employer Contributions, and/or Matching Contributions, if any, until such amount has been exhausted. To the extent any portion of a Participant's Salary Deferrals, After-Tax Employee Contributions, Qualified Employer Contributions and/or Matching Contributions are determined to be excess under this Section, such Salary Deferrals and/or After-Tax Employee Contributions, with income thereon, shall be distributed to the Participant as soon as administratively practicable.

        (b) In no event shall the amount allocated to the Account of any Participant for any Limitation Year cause the sum of the "defined contribution fraction" and the "defined benefit fraction," as such terms are defined in section 415(e) of the Code, to exceed 1.0, or such other limitation as may be applicable under section 415 of the Code with respect to any combination of qualified plans without disqualification of any such plan. In the event that the amount tentatively available for allocation to the Account of any Participant in any Limitation Year exceeds the maximum amount permissible hereunder, benefits under the defined benefit plan or plans in which the Participant is participating shall be adjusted to the extent necessary to satisfy the requirements of section 415(e) of the Code.

                                   ARTICLE VI

                    INVESTMENT AND VALUATION OF TRUST FUND;
                            MAINTENANCE OF ACCOUNTS


        Sec. 6.01 Investment of Assets. All existing assets of the Trust Fund and all future contributions shall be invested by the Trustee in accordance with the terms of the Trust Agreement.

        Sec. 6.02 Participant Investment Direction. A Participant may invest in the following Investment Media in accordance with the provisions of this
Article VI.

                                  MUTUAL FUNDS

1.  Fidelity Balanced Fund

This fund seeks to obtain as much income as possible, consistent with preservation of capital, by investing in a broadly diversified portfolio of high-yielding securities, including common stocks, preferred stocks and bonds. The objective is to provide a balanced investment in both stocks and bonds, thereby affording the opportunity for capital growth and current income; however, at least 25% of total assets will always be invested in fixed income senior securities. Some growth in capital may result from this strategy although that is not a fund objective.

2.  Fidelity Daily Income Trust

This mutual fund seeks current income consistent with preservation of principal and liquidity, and invests in a broad range of both government and private issuer, short-term, U.S. dollar-denominated, money market instruments maturing in one year or less.

3.  Fidelity Equity-Income Fund

This fund seeks to invest in income-producing equity securities and to achieve a dividend yield that exceeds the composite yield of the S&P 500. The fund also considers the potential for capital growth. The fund may hold investment-grade, fixed income securities when market conditions warrant.

4.  Fidelity Retirement Growth Fund

This fund seeks long term capital appreciation by investing primarily in common stock, although other types of securities may be included in the portfolio. The fund's emphasis is on the realization of capital gains rather than on dividend income.

5.  Fidelity Growth Company

This fund seeks to achieve capital appreciation by investing primarily in common stock of companies considered to have above average growth characteristics. These characteristics are most often associated with companies in new and emerging areas of the economy, although the fund may also hold shares in larger, mature or declining industry firms which have been revitalized.

6.  Fidelity Growth & Income Portfolio

This fund seeks a combination of long term capital growth, current income and growth of income consistent with reasonable investment risk. the fund may invest in any combination of common stock, preferred stock and fixed-income securities. The fund will seek securities of companies which offer growth of earnings potential while paying current dividends whose yield meets or exceeds that of the S&P 500 Index.

7.  Fidelity Capital and Income Fund

This fixed income fund seeks to earn a high level of current income by investing primarily in high-yielding, low-rated, fixed-income corporate securities. The securities would generally be subject to greater price movement and credit risk associated with lower quality bonds. The fund's weighted average maturity may be ten or more years.

8.  Fidelity Intermediate Bond Fund

This fixed income fund seeks high current income by investing in high and upper-medium grade, fixed-income obligations. This fund is for investors who seek a high level of current income without the potentially greater yields and the capital appreciation or depreciation of long-term fixed income funds. The fund's dollar-weighted average maturity will range between three and ten years.

9.  Fidelity Magellan Fund

This fund seeks capital appreciation by investing primarily in common stock and securities convertible into common stock. Up to 20% of assets may also be invested in debt securities of all types and qualities issued by foreign and domestic issuers if the fund manager believes they have potential for capital appreciation. Equity investment can be made in domestic or foreign corporations. Foreign securities held by the portfolio may be subject to currency risk, which can be hedged, and to political, financial, or sovereign risk of the foreign issuer's home country.

10. Fidelity OTC Portfolio

This fund seeks to achieve capital appreciation by investing primarily in securities traded on the over-the-counter (OTC) securities market. These are frequently the securities of smaller or newer companies, whose instruments may have limited marketability and may be subject to more erratic market movement. The securities of many of these companies may be overlooked by most investors, making them undervalued in the market place. This undervaluation offers the potential for significant capital appreciation. The investments held by the OTC Portfolio will be primarily common stocks, but may include debt securities as well.

11. Overseas Fund

This growth fund seeks long-term growth of capital, primarily through investments in foreign securities. Normally, at least 65% of the Fund's total assets will be invested in securities of companies from at least three different countries outside of the United States. The fund expects to invest most of its assets in securities of companies located in developed countries in these general geographic areas: the Americas (non-U.S.), the Far East and Pacific Basin, and Western Europe. Foreign securities held by the portfolio may be subject to currency risk, which can e hedged, and to political, financial, or sovereign risk of the foreign issuer's home country.

12. Fidelity U.S. Equity Index Portfolio

This specialty fund seeks to provide investment results that correspond to the total return (i.e., the combination of capital appreciation and income) performance of common stocks publicly traded in the United States. In seeking this objective, the Portfolio attempts to duplicate the composition and total return of the S&P 500 Index while keeping transaction costs and other expenses low. The S&P 500 Index represents over 79% of the market value of all common stocks publicly traded in the U.S. and is well known to investors. After reaching an asset level of $20 million, under normal conditions, 90% of the Portfolio's assets will be invested in securities of the companies which compose the Index.

13. Fidelity U.S. Government Reserves

This mutual fund seeks as high a level of current income as is consistent with the security of principal and liquidity by investing in money market instruments maturing in one year or less. It invests only in obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by these obligations.

                               MERCK COMMON STOCK

14. Merck Common Stock Fund

This portfolio consists of shares of Merck Common Stock. Information about Merck & Co., Inc.'s business may be obtained from the Annual Report to stockholders and Form 10-K Annual Report, both of which are available at site personnel offices. An investment in this portfolio does not have the advantage of diversification, and is subject both to the normal external factors affecting the general level of stock prices and to specific factors affecting Merck & Co., Inc. This Fund is available only for Account balances transferred from the Merck Plan and is not available for new investments or for transfers from other Funds on and after the Effective Date.

                               PARTICIPANT LOANS

15.  Participant Loans

A Participant may borrow money from his/her Account in accordance with the terms of Article IX. If a Participant does so, that loan will be considered an investment for that Participant's Account.

The Committee, in its sole discretion, may from time to time designate additional Investment Funds of the same or different types or modify, cease to offer or eliminate any existing Investment Funds. Anything contained in this
Section 6.02 to the contrary notwithstanding, all or any part of the Trust Fund may be invested by one or more Investment Managers appointed by the Committee or under one or more pooled or commingled funds maintained by a bank or insurance company, together with commingled assets of other plans of deferred compensation qualified under section 401(a) of the Code. A portion of the Trust Fund, as determined by the Committee, may be held in the form of uninvested cash or in a liquid asset account for temporary periods pending reinvestment or distribution.

        Sec. 6.03 Investment Elections. Each Participant who elects to participate shall direct in writing on a form and at the time or times prescribed by the Committee, the investment of contributions made on his behalf in any one or more of the available Investment Funds (other than the Merck Company Stock Fund), subject to such limitations as the Committee may prescribe. The investment elections must be expressed in whole percentages of the payroll reduction amount (or Rollover Contribution, if it is the Participant's initial contribution to the Plan), with a minimum investment of 1% in any Investment Fund. The election of Investment Funds shall be applied pro rata to the different types of contributions which a Participant makes to the Plan at any one time. A Catch-Up Contribution shall be invested in accordance with the Participant's election of Investment Funds in effect at the time the contribution is made.

        Sec. 6.04 Change of Election. A Participant may change the Investment Fund(s) in which his/her future contributions are invested by calling the Trustee prior to 4 p.m. (ET) on any Business Day, giving his/her PIN, and authorizing the specific investment change in whole percentages of the payroll deduction amount. The change will become effective with the next contribution received by the Trustee. Instructions given to the Trustee on the day that any payroll deduction amounts are credited to a Participant's Account Balance will be effective with the next contribution received by the Trustee. Changes in Investment Media for future contributions may only be done via telephone to the Trustee.

        Sec. 6.05  Transfers Between Investment Funds.

        (a) A Participant may change the Investment Fund(s) in which his/her Account is invested by calling the Trustee, giving his/her PIN, and authorizing the specific investment change(s). Changes in each Investment Fund must be done in a dollar amount (Mutual Funds only) or a number of shares (Mutual Funds and Merck Common Stock) with a minimum reallocation of $250 or, if less, the entire amount the Participant has in such Investment Fund(s). Changes in Investment Fund(s) for Accounts may only be done via telephone to the Trustee. No change may be made which results in the simultaneous reallocation into and out of any given Investment Fund.

        (b) If the Participant wishes to reallocate his/her Account from one or more Mutual Funds to other Mutual Funds, and if the Participant completes his/her instructions to the Trustee prior to 4 p.m. (ET) on any Business Day, then the transaction implementing the change will be valued as of that

Business Day. If the Participant's instructions regarding a reallocation out of certain Mutual Funds into other Mutual Funds are received after 4 p.m. (ET) on a Business Day, then the transaction implementing the change will be valued the next Business Day.

        (c) A reallocation of any part of a Participant's Account into a Mutual Fund(s) from Merck Common Stock involves two valuation dates. The initial valuation date is the date Merck Common Stock is sold, while the second valuation date is the date Mutual Fund shares are purchased. For purposes of reallocating Accounts out of Merck Common Stock, Merck Common Stock will be valued by the Trustee on either the first (1st) or sixteenth (16th) of any month. Should the first or sixteenth of any month fall on a non-Business Day, then the valuation will take place on the next Business Day.

In order to have Merck Common Stock valued on the first of any month, the Participant must call and complete his/her instructions to the Trustee no earlier than the sixteenth of the preceding month and no later than 4 p.m. (ET) on the last Business Day of the preceding month. If Merck Common Stock is valued on the first of the month, Mutual Fund shares will be purchased five
(5)Business Days following the date the Merck Common Stock was valued.

In order to have Merck Common Stock valued on the sixteenth of any month, the Participant must call and complete his/her instructions to the Trustee no earlier than the first Business Day of the month and no later than 4 p.m. (ET) on the fifteenth of the month or, if the fifteenth is a non-Business Day, then no later than 4 p.m. (ET) on the Business Day immediately preceding the fifteenth. If Merck Common Stock is valued on the sixteenth of the month, Mutual Fund(s) shares will be purchased five (5) Business Days following the date the Merck Common Stock was valued.

        (d) A Participant may not transfer any part of his Account into the Merck Common Stock Fund.

        (e) The maximum aggregate number of reallocations permitted under the Plan each Plan Year is based on the aggregate number of reallocations permitted per participant per year pursuant to the terms of all the Investment Fund prospectuses multiplied by the number of Participants. If activity under the Plan should approach this maximum, then the Plan Committee shall determine a reasonable manner of ensuring that the Plan does not exceed such limit.

        Sec. 6.06 Individual Accounts. There shall be maintained on the books of the Plan with respect to each Participant, as applicable, a Salary Deferral Account, an After-Tax Employee Contribution Account, a Qualified Employer Contribution Account, a Matching Contribution Account, and a Rollover Account. Each such Account shall separately reflect the Participant's interest in each Investment Fund relating to such Account (and any subaccounts within such Account). Each Participant shall receive, at least annually, a statement of his Account showing the balances in each Investment Fund. A Participant's interest in any Investment Fund shall be determined and accounted for based on his beneficial interest in any such fund, and no Participant shall have any interest in or rights to any specific asset of any Investment Fund.

        Sec. 6.07 Valuations. The interest of a Participant in Merck Common Stock and Mutual Funds shall be valued as follows:

        (a) The value on any given day of a Participant's interest in any Mutual Fund, which investments are described in Section 6.02 shall be determined by multiplying the number of Mutual Fund shares and fractional shares reflected in the Participant's Account as of the given day by the applicable Mutual Fund's closing price per share on such given date. For purposes of initial purchase, reallocation of Account balances, and distributions, the value of Mutual Funds shall be determined by reference to the closing price per share of the applicable Mutual Fund(s) on the given Business Day the Trustee conducts the applicable sale or purchase.

        (b) The value on any given date of a Participant's interest in Merck Common Stock, shall be determined by multiplying the number of share and any fractional share reflected in the Participant's Account balance as of the given date by the closing price per share of Merck Common Stock on the New York Stock Exchange on such given date. However, for purposes of reallocation of Account balances, and distributions, the value of a participant's interest in Merck Common Stock shall be determined by the Average Transaction Price on the given Business Day the Trustee conducted the applicable purchase or sale.

        Sec. 6.08 Allocation to Individual Accounts. The Accounts (or appropriate subaccounts) of each Participant shall be adjusted as of each Valuation Date by (a) reducing such Accounts (or subaccounts) by any payments made therefrom since the preceding Valuation Date, and then (b) increasing or reducing such Accounts (or subaccounts) by the Participant's allocable share of the net amount of income, gains and losses (realized and unrealized) and expenses of each applicable Investment Fund since the preceding Valuation Date (including reasonable fees reflecting the expense of administering Participant investment elections), and (c) crediting such Accounts (or subaccounts) with any contributions made thereto since the preceding Valuation Date.

        Sec. 6.09 Valuation for Distribution. For purposes of paying the amounts to be distributed to a Participant or Beneficiary pursuant to Article VIII, the value of the Participant's interest shall be determined in accordance with the provisions of this Article as of the Valuation Date described in the applicable Section of Article VIII.

        Sec. 6.10 Merger With Merck Plan. Effective as of such date as the Merck Plan shall be merged with and into this Plan (the "merger date"), all assets held under the Merck Plan for Transferred Employees shall be transferred to and become a part of the Trust Fund. All benefits payable on or after the merger date with respect to a person's participation in the Merck Plan, shall be payable from the Trust Fund under the Plan. With respect to each individual who has an account under the Merck Plan as of the merger date, the person's Salary Deferral Account, After-Tax Employee Contribution Account, Catch-Up Contribution Account, Matching Contribution Account and Rollover Account shall be transferred to his respective account under the Plan. In addition, to the extent that any individual has a loan outstanding under the Merck Plan as of the merger date, such loan and the associated promissory note shall be transferred to the Plan and shall henceforward be treated as a loan from the Plan. Amounts transferred from the Merck Plan to the Plan on behalf of any Participant shall be invested upon such transfer among the available Investment Funds as the Participant shall direct in writing on such form, at such time in advance, and in accordance with such other procedures as the Committee or its delegate may prescribe; provided, however, that investment of such amounts shall be subject to such limitations and restrictions as may be imposed by the Committee or any insurance company contract or other instrument governing the vehicles in which such amounts were invested immediately prior to the transfer.

                                  ARTICLE VII

                                    VESTING


        Sec. 7.01 Full and Immediate Vesting. A Participant, at all times, shall have a fully (100%) vested and nonforfeitable interest in the balance of his Account, subject to the provisions of Sections 4.06, 4.07 and Article V.

                                  ARTICLE VIII

                             BENEFIT DISTRIBUTIONS


        Sec. 8.01 Death Benefits. Subject to Section 9.02(e). In the event of a Participant's death, his Beneficiary shall be entitled to receive a death benefit in a lump sum equal to the balance of his Account, determined no later than the tenth of the second month (or the next Business Day if the tenth is not a Business Day) following his date of death, or the date site personnel learns of the Participant's death. Such death benefit shall be payable to the Participant's Beneficiary as soon as practicable thereafter.

        Sec. 8.02  Benefits Upon Separation from Service.  (a) Subject to
Section 9.02(e) and except as provided in Section 8.04(a) or (b), the Plan benefit payable to a Participant upon such Participant's Termination of Employment for reasons other than death, shall be equal to the balance of his Account, determined no later than the tenth of the second month (or the next Business Day if the tenth is not a Business Day) following the later of the Participant's Termination of Employment or the date site personnel learns of the Participant's Termination of Employment. Such benefit shall be paid in a lump sum to the Participant as soon as practicable after the Participant's Termination of Employment; provided, however, that in the case of a Participant whose Account balance exceeds $3,500 (or, in the case of a Participant who has not reached Normal Retirement Age, has ever exceeded $3,500 at the time of any prior distribution), no distribution shall be made at such time without the written consent of the Participant. If the Participant does not so consent, then distribution will be deferred until the Participant consents in writing to such distribution, in which case distribution shall be made on or as soon as administratively practicable following the date of the Participant's consent. In no event, however, shall distribution be made later than the earlier of the Participant's Normal Retirement Date or Required Beginning Date. A Participant's election to receive payment prior to the date he attains Normal Retirement Age must be made within the 90 day period ending on the Benefit Payment Date and in no event earlier than the date the Committee provides the Participant with written information relating to his right to defer payment until his Normal Retirement Age, the modes of payment available to him, the relative values of each and his right to make a direct rollover as set forth in
Section 8.08. Such information must be supplied not less than 30 days nor more than 90 days prior to the Benefit Payment Date. Notwithstanding the preceding sentence, a Participant's Benefit Payment Date may occur less than 30 days after such information has been supplied to the Participant provided that, after the Participant has received such information and has been advised of his right to a 30 day period to make a decision regarding the distribution, the Participation affirmatively elects a distribution.

        (b) A Participant must commence to receive distributions under the Plan no later than the April 1st of the calendar year following the year in which the Participant attains age 70-1/2. The Participant's entire interest shall be distributed to him/her over a period no greater than the Participant's life expectancy. Distributions pursuant to this paragraph shall comply with
Section 401(a)(9) of the Internal Revenue Code and with any regulations promulgated thereunder. The initial mandatory payment to a Participant shall be valued on the twenty-fifth of March (or the next Business Day if the twenty-fifth is not a Business Day) following the year in which the Participant attains age 70-1/2. This initial mandatory payment shall be calculated by dividing the Participant's Account balance as of

December 31 of the second year preceding the initial mandatory payment date by the Participant's life expectancy in the year immediately preceding the initial mandatory payment date as determined under appropriate IRS mortality tables. Each succeeding mandatory distribution shall be made annually and valued as of the Business Day following the tenth of December each year. Each succeeding mandatory payment shall be calculated by dividing the Participant's Account balance as of December 31 of the preceding year by the Participant's life expectancy in the year of distribution as determined under appropriate IRS mortality tables. If a Participant has a distribution valued in a Plan Year, that distribution will offset any amount required to be mandatorily distributed for that Plan Year. This provision shall not apply to Participants who attained age 70-1/2 prior to 1988. In a mandatory distribution, a Participant shall receive cash for his/her interest in Mutual Funds, and stock certificates for his/her interest in Merck Common Stock. Sources and Investment Media shall be debited proportionally for this distribution.

        Sec. 8.03 Withdrawals. A Participant, while still employed, may request a withdrawal from his Account as follows:

        (a) Withdrawals In the Event of Hardship. Subject to the limitations described in this subsection, a Participant may request a withdrawal from his Account on account of immediate and heavy financial need. Withdrawals pursuant to this Section 8.03(a) must satisfy all of the following rules:

                 (1) A distribution shall be deemed to be on account of an immediate and heavy financial need of a Participant and permissible under this subsection (a) if the Committee finds that the distribution is on account of:

                         (A)  expenses for medical care described in section
213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant as defined in section 152 of the Code (or the distribution is necessary for such persons to obtain such medical care);

                         (B)  costs directly related to the purchase (excluding
mortgage payments) of a principal residence for the Participant;

                         (C)  payment of tuition and related educational fees
for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents;

                         (D)  the need to prevent the eviction of the
Participant from his principal residence or foreclosure on the mortgage of his principal residence; or

                         (E)  such other circumstances or events as may be
prescribed by the Secretary or the Treasury or his delegate.

                 (2) A withdrawal shall be deemed necessary to satisfy the financial need of a Participant and permissible under this subsection (a) if:

                         (A)  the amount of the withdrawal does not exceed the
amount of the Participant's immediate and heavy financial need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

                         (B)  the Participant has obtained all currently
permissible distributions (other than hardship distributions of elective deferrals) and non-taxable loans under this and all other plans maintained by the Participating Employers and all Affiliated Companies; and

                         (C)  the Participant agrees to be bound by the rules
of paragraph (3) below.

                 (3) If the Participant withdraws any amount from his Salary Deferral Account pursuant to this Section, or withdraws any elective deferrals under any other qualified retirement plan maintained by a Participating Employer or an Affiliated Company, which other plan conditions such withdrawal upon the Participant's being subject to rules similar to those stated in this paragraph and paragraph (2) above, such Participant:

                         (A)  may not make Salary Deferrals under this Plan or
employee contributions (other than mandatory contributions under a defined benefit plan) or elective deferrals under any other plan maintained by a Participating Employer or an Affiliated Company for a period of twelve (12) months commencing on the date of his receipt of the withdrawal; and

                         (B)  in the calendar year next following the calendar
year of such withdrawal, may not make Salary Deferrals under this Plan or elective deferrals under any other qualified retirement plan maintained by a Participating Employer or an Affiliated Company in excess of:

                                  (i)  the dollar amount described in Section
5.01 for such year, minus

                                  (ii) the total Salary Deferrals under this
Plan and elective deferrals under any other qualified plan made by the Participant during the calendar year of the withdrawal.

                 (4) Withdrawals pursuant to this subsection (a) shall be made from amounts then available for withdrawal from the following Accounts in the following order of priority: (i) first from a Participant's Rollover Account,
(ii) then from his After-Tax Employee Contribution Account, (iii) then from his Matching Contribution Account, and (vi) then from his Salary Deferral Account; provided, however, that:

                         (A)  the aggregate amount of a Participant's
withdrawals from his Salary Deferral Account shall not exceed the total of his Salary Deferrals, exclusive of earnings attributable thereto, except earnings
(i) which are attributable to salary deferrals in his Merck Plan and (ii) which were credited under the Merck Plan as of December 31, 1988 (if not previously withdrawn); and

                         (B)  no Participant shall be permitted to withdraw any
portion of his Post-Participation Qualified Employer Contribution subaccount.

        (b) Other Withdrawals. A Participant, while still employed, may request once each Plan Year a withdrawal of all or a portion of his (1) After-Tax Employee Contribution Account (2) Catch-Up Account, (3) Rollover Account, (4) Matching Contributions subject to After-Tax distribution rules, and (4) if the Participant has attained age 59-1/2 or incurred a Disability, his Salary Deferrals and Company Matching Contributions subject to pre-tax distribution rules. If a Participant incurs a Disability in a Plan Year in which he previously has taken a distribution, such Participant may request a second distribution. Required distributions, distributions of available monies in order for a Participant to qualify for a hardship distribution, and hardship distributions do not count toward this annual limit of one in-service distribution.

        (c) Minimum Amount of Distribution. The amount of an in-service distribution may be no less than the lesser of (1) the amount of the Account balance available for distribution as of the valuation date without causing a suspension under paragraph (e) of this Section 8.03, (2) $500, or (3) the Participant's entire Account balance.

        (d) Specifying Amount of Distribution. In requesting an in-service distribution, the Participant must specify the dollar amount of the distribution he/she wishes to receive.

        (e) Suspension. If a Participant who has less than five years of participation in the Plan from the date of his/her enrollment requests an in-service distribution which includes any part of the Matching Contributions but not earnings attributable thereto, contributed during the Plan Year in which the distribution is to be valued or during either of the two preceding Plan Years, then although the Participant shall receive all such monies, he/she shall be suspended from making contributions to the Plan for six consecutive months beginning with the month following the month in which his/her in-service distribution was valued.

        (f)  Rules Applicable to All Withdrawals.

                 (1) All withdrawals shall be made by filing a written request with the Committee on such form and at such times as the Committee may prescribe, and shall be based on the value of the affected portion of the Participant's Account as of the most recent Valuation Date in such manner as the Committee shall provide.

                 (2) All withdrawals shall be made in a single sum payment and shall be deemed to be made on a pro-rata basis from the Investment Funds in which the affected portions of the Participant's Account are then invested.

                 (3) Notwithstanding anything in this Section to the contrary, no Participant shall be permitted to withdraw any portion of his Account pledged as security for a loan pursuant to Article IX.

        Sec. 8.04 Form of Benefit Payment. (a) Should a Participant whose Account balance is in excess of $3,500 incur a Termination of Employment for any reason including Retirement but other than death,the Participant may make an irrevocable election to receive his/her Account balance in accordance with one of the following methods of payment:

                 (i) in a lump sum valued no later than the valuation date next following the last Business Day of the second month following the Participant's Termination of Employment; or

                 (ii) in a lump sum valued the tenth of the first month (or the next Business Day if the tenth is not a Business Day) of the year following the year in which the Participant incurs a Termination of Employment; or

                 (iii) in substantially equal annual installments not to exceed ten to commence with the year in which the Participant incurs the Termination of Employment, and such election shall be made no later than the last Business Day of the second month following the Participant's Termination of Employment. Each succeeding annual installment shall be valued at the same time in each succeeding year as the initial installment was valued in the year of termination. Installment payments shall be disbursed proportionally from the subaccounts which make up the Participant's Account.

        (b) If a Participant dies after all or a portion of his benefit has commenced to be paid in installments pursuant to subsection (a) above and his Beneficiary is his spouse, benefits payable to such spouse as Beneficiary pursuant to Section 8.01 shall be paid to the spouse in the same installments as in effect prior to the Participant's death; provided, however, that the spouse may at any time thereafter elect, in writing on a form prescribed by the Committee, to receive payment of the balance of the portion of the Participant's Account being paid in installments in a single sum, such single sum to be determined and paid as soon as administratively practicable following the date of the spouse's request for payment.

All installment payments made pursuant to this Section 8.04 shall be deemed to be made on a pro-rata basis from the Investment Funds in which the affected portions of the Participant's Account are then invested. In addition, the amount of each installment shall be based upon the value of the affected portion of the Participant's Account as of the Valuation Date coincident with or immediately preceding the date the installment is paid, except as otherwise required to comply with section 401(a)(9) of the Code and regulations thereunder.

        Sec. 8.05 Provisions Applicable to Distributions Other Than Automatic Distributions.

        (a) Distribution of Cash and/or Stock. Mutual Fund shares shall always be distributed in cash, and Merck Common Stock may be distributed in cash or shares as the Participant directs. If the Participant fails to indicate whether he/she wants Merck Common Stock in cash or shares, shares will be issued If a Participant's distribution consists entirely of shares of Merck Common Stock, the Participant will receive the number of shares which brings him/her closest to but not over the dollar amount he/she requested. A fractional share of Merck Common Stock will not be distributed as part of an in-service distribution.

        (b) Distribution Valuation Dates. Distributions shall be valued on the tenth (10th) and twenty-fifth (25th) of each month. Should the tenth and/or twenty-fifth of any month fall on a non-Business Day, then the valuation shall take place on the Business Day next following the tenth or twenty-fifth as applicable. In order to have a distribution valued on the tenth of a month, a Participant must have his/her distribution request to site personnel no later than the twenty-sixth (26th) of the preceding month (or if the site personnel office will be closed on the twenty-sixth, the last day immediately preceding the twenty-sixth that the site personnel office is open). In order to have a distribution valued on the twenty-fifth of a month, a Participant must have his/her distribution request to site personnel no later than the eleventh
(11th) day of the same month (or if the site personnel office will be closed on the eleventh, the last day immediately preceding the eleventh that the site personnel office is open). Distributions to the Participant will be made as soon as administratively feasible following the valuation date. Distributions which involve Merck Common Stock will require more time to implement than distributions which involve Mutual Funds only.

        (c) Order In Which Monies Will Be Distributed. The amount of any distribution shall be disbursed from the Participant's Account in the following order: (1) After-Tax Contributions made before 1987, (2) After-Tax Contributions made after 1986 with a pro rata portion of earnings on these contributions determined by the ratio of your post-1986 After-Tax Contributions to the sum of your post-1986 After-Tax Employee Contributions plus earnings thereon, and (3) all other amounts in the Plan -- earnings on pre-1987 After-Tax Contributions, Catch-Up Contributions Rollover Contributions plus earnings. Company Matching Contributions plus earnings, Pre-Tax Contributions plus earnings Consistent with this rule, a Participant may specify the order in which Investment Funds are to be debited on account of a distribution, and if the Participant specifies a hierarchy from which the entire distribution cannot be satisfied, then after exhausting the hierarchy specified by the Participant, the Investment Funds shall be debited pro rata. If a Participant fails to specify any hierarchy, the Investment Funds will be debited pro rata.

        Sec. 8.06  Beneficiary Designation Right.

        (a) Spouse as Beneficiary. The Beneficiary of the death benefit shall be the Participant's spouse; provided, however, that the Participant may designate a Beneficiary other than his spouse if:

                 (1)  the requirements of subsection (c) are satisfied, or

                 (2)  the Participant has no spouse, or

                 (3) the Committee determines that the spouse cannot be located or such other circumstances exist under which spousal consent is not required, as prescribed by Treasury regulations.

        In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Committee. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Committee. However, the Participant's spouse must again consent in writing to any such change or revocation, unless the prior consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse.

        (b) Beneficiary Designation Right. Each unmarried Participant and each married Participant whose spouse has consented to designation of persons or entities other than such spouse as Beneficiaries in accordance with the provisions of subsection (c) hereof, shall have the right to designate one or more primary and one or more secondary Beneficiaries to receive any benefit becoming payable upon the Participant's death. All Beneficiary designations shall be in writing in form satisfactory to the Committee. Each Participant shall be entitled to change his Beneficiaries at any time and from time to time.

        In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable pursuant to the provisions of this Article, or in the event that the Participant is predeceased by all designated primary and secondary Beneficiaries, the death benefit shall be payable as follows:

                 (1)  to the Participant's spouse; and

                 (2)  to the Participant's estate.

        (c)  Form and Content of Spouse's Consent.

        A spouse may consent to the designation of one or more Beneficiaries other than such spouse provided that such consent shall be in writing, must consent to the specific alternate beneficiary or beneficiaries designated (or permit beneficiary designations by the Participant without the spouse's further consent), must acknowledge the effect of such consent, and must be witnessed by a notary public or a Plan representative. Such spouse's consent shall be irrevocable, unless expressly made revocable. The consent of a spouse in accordance with this subsection (c) shall not be effective with respect to any subsequent spouse of the Participant.

        Sec. 8.07 Required Distribution Dates. Unless the Participant elects otherwise, the Benefit Payment Date for any Participant shall not be later than the 60th day following the close of the Plan Year in which the Participant attains his Normal Retirement Age or has a Termination of Employment, whichever occurs last. The failure of a Participant to apply for his benefit pursuant to
Section 14.01 by the date described in the preceding sentence shall be deemed to be an election to defer payment to a later date. Anything contained in the Plan to the contrary notwithstanding:

        (a) a Participant's Benefit Payment Date shall in no event be later than his Required Beginning Date;

        (b) with respect to the Beneficiary of a Participant, the Benefit Payment Date under Section 8.01 shall be no later than (1) December 31 of the year containing the fifth anniversary of the Participant's death, if the Participant's death occurs prior to his Required Beginning Date, or (2) the next regular payment date under the payments in effect for the Participant under Section 8.04(b), if the Participant's death occurs after his Required Beginning Date;

        (c) distributions under the Plan shall otherwise comply with the requirements of section 401(a)(9) of the Code and the regulations thereunder, including the minimum distribution incidental benefit requirements of proposed Treas. Reg. Section 1.401(a)(9)-2; and

        (d) no distribution shall be made from a Participant's Salary Deferral Account to the extent that such distribution would fail to satisfy the requirements of section 401(k)(2)(B) of the Code.

        Sec. 8.08  Domestic Relations Orders.

        (a) Effect of QDROs. All benefits provided under this Plan are subject to the provisions of any QDRO in effect with respect to the Participant at the Participant's Benefit Payment Date, and are subject to diminution thereby.

        (b) Determination of QDRO Status. Upon receipt of notification of any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child, or other dependent of a Participant and which is made pursuant to a state domestic relations law (including a community property law) (herein referred to as a "domestic relations order"), the Committee shall (a) notify the Participant and any prospective Alternate Payee named in the order of the receipt and date of receipt of such domestic relations order and of the Plan's procedures for determining the status of the domestic relations order as a QDRO, and (b) within a reasonable period after receipt of such order, determine whether it constitutes a QDRO.

        (c) Determination Period. During any period in which the issue of whether a domestic relations order is a QDRO is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), the Committee shall segregate in a separate account in the Plan or in an escrow account held by a Trustee the amounts, if any, which would have been payable to the Alternate Payee during such period if the order had been determined to constitute a QDRO. If a domestic relations order is determined to be a QDRO within eighteen (18) months of the date of its receipt by the Committee (or from the beginning of any other period during which the issue of its being a QDRO is being determined by the Committee), the Committee shall cause to be paid to the persons entitled thereto the amounts, if any, held in the separate or escrow account referred to above. If a domestic relations order is determined not to be a QDRO, or if the status of the domestic relations order as a QDRO is not finally resolved within such eighteen
(18) month period, the Committee shall cause the separate or escrow account balance, with interest thereon, to be returned to the Participant's credit, or to be paid to the person or persons to whom such amount would have been paid if there had been no such domestic relations order, whichever is appropriate. Any subsequent determination that such domestic relations order is a QDRO shall be prospective in effect only.

        (d)  Provisions Relating to Alternate Payees.

                 (1) Alternate Payees shall not have any right to (A) borrow money under any Participant loan provisions under the Plan, (B) exercise any Participant investment direction rights or privileges under the Plan, (C) exercise any other election, privilege, option or direction rights of the Participant under the Plan except as specifically provided in the QDRO, or (D) receive communications with respect to the Plan except as specifically provided by law, regulation or the QDRO.

                 (2) Each Alternate Payee shall advise the Committee in writing of each change of his name, address or marital status, and of each change in the provisions of the QDRO or of any circumstance set forth therein which may be material to the Alternate Payee's entitlement to benefits thereunder or the amount thereof. Until such written notice has been provided to the Committee, the Committee shall be (i) fully protected in not complying with, and in conducting the affairs of the Plan in a manner inconsistent with, the information set forth in the notice, and (ii) required to act with respect to such notice prospectively only, and then only to the extent provided for in the QDRO. The Committee shall not be required to modify or reverse any payment, transaction or application of funds occurring before the receipt of any notice that would have affected such payment, transaction or application of funds, nor shall the Committee or any other party be liable for any such payment, transaction or application of funds.

                 (3) Except as specifically provided for in the QDRO, an Alternate Payee shall have no right to interfere with the exercise by the Participant or by any Beneficiary of their respective rights, privileges and obligations under the Plan.

                 (4) Notwithstanding any restrictions on the timing of distributions and withdrawals under the Plan, a QDRO may provide for distribution at any time permitted under section 414(p)(10) of the Code.

        Sec. 8.09 Post Distribution Credits. In the event that, after the payment of a single-sum distribution under this Plan (other than an in-service benefit distribution), there shall remain in the Participant's Account any funds, or any funds shall be subsequently credited to such Account, such additional funds, shall be paid to the Participant or applied for the Participant's benefit as promptly as practicable thereafter; provided that the Participant is not then an Employee or, if he is an Employee, he has reached his Required Beginning Date. In the event that after any installment payout has commenced, there shall be additional funds (other than earnings) credited to the Account of a Participant, such additional funds shall be applied to increase the periodic payments then in effect for such Participant, as promptly as practicable thereafter; provided that the Participant is not then an Employee or, if he is an Employee, he has reached his Required Beginning Date.

        Sec. 8.10 Direct Rollovers. Effective January 1, 1993, in the event any payment or payments to be made to a person pursuant to this Article VIII would constitute an "eligible rollover distribution" within the meaning of section 401(a)(31)(C) of the Code and regulations thereunder, such person may request that, in lieu of payment to the person, all or part of such eligible rollover distribution be rolled over directly to the trustee or custodian of an "eligible retirement plan" within the meaning of section 401(a)(31)(D) of the Code and regulations thereunder. Any such request shall be made in writing, on the form and subject to such requirements and restrictions as may be prescribed by the Committee for such purpose pursuant to Treasury regulations, at such time in advance of the date payment would otherwise be made as may be required by the Committee. For purposes of this Section, a "person" shall include an Employee or former Employee or his surviving spouse or his spouse or former spouse who is an Alternate Payee.

                                   ARTICLE IX

                               PARTICIPANT LOANS


        Sec. 9.01  In General.

        (a) Permissibility. Each Participant who is an Employee of a Participating Employer and any other Participant or Beneficiary who is a party in interest as defined in ERISA may apply for a loan from the Plan. Each Participant shall be permitted to have outstanding at any time no more than two loans with a five year term and one loan with a term in excess of five years. The Committee shall have the right to require any applicant for a Participant loan to secure the written consent of any party for whose benefit there exists a QDRO in respect to the Participant's interest under the Plan.

        (b) Application. Subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Committee, the Trustee, upon application by such Participant on forms approved by the Committee, may make a loan or loans to such applicant. Loan distributions will be valued on the tenth of every month (or the next Business Day if the tenth is not a Business
Day). Therefore, a Participant must have his/her loan application to site personnel no later than the twenty-sixth (or if the site personnel office will be closed on the twenty-sixth, the next day immediately preceding the twenty-sixth that the site personnel office will be open) of the month preceding the month in which the Participant elects to have a loan valued. A loan may not be obtained if a Participant intends to use the proceeds to purchase or carry any security in a manner that would violate the "margin rules" promulgated under the Securities Exchange Act of 1934 or any successor statute.

        (c) Limitation on Amount. Loans shall be at least $500 in amount, and in no event shall total loans exceed the lesser of (1) 50% of the vested balance credited to such Participant's Account, or (2) $50,000, reduced by the excess, if any, of (A) the highest outstanding balance of all loans during the 12 months prior to the time the new loan is to be made over (B) the outstanding balance of loans made to the Participant on the date such new loan is made. Loans under any other qualified plan sponsored by a Participating Employer or an Affiliated Company shall be aggregated with loans under the Plan in determining whether or not the limitation stated herein has been exceeded.

        (d) Equality of Borrowing Opportunity. Loans shall be available to all Participants and Beneficiaries who are parties in interest on a reasonably equivalent basis, provided, however, that the Committee may make reasonable distinctions among prospective borrowers on the basis of credit worthiness. Loans shall not be made available to Participants who are or were Highly Compensated Employees in an amount (when calculated as a percentage of the borrower's vested interest under the Plan) greater than the amount (similarly calculated) available to other Participants.

        Sec. 9.02 Loans as Trust Fund Investments. All loans shall be considered as fixed income investments of a segregated account of the Trust Fund directed by the borrower. Accordingly, the following conditions shall prevail with respect to each such loan:

        (a) Security. All loans shall be secured by the pledge of one-half of the Participant's entire vested interest in the Trust Fund at the time the loan is made, and by the pledge of such further collateral as the Committee, in its discretion, deems necessary to assure repayment of the borrowed amount and all interest to be accrued thereon in accordance with the terms of the loan.

        (b) Interest Rate. Interest shall be charged at a rate to be fixed by the Committee and, in determining the interest rate, the Committee shall take into consideration interest rates currently being charged on similar commercial loans by persons in the business of lending money.

        (c) Loan Term. Loans shall be for terms not to exceed five (5) years. A loan must be repaid within five (5) years after the date the loan is valued, except that a loan used to acquire the Participant's primary residence may be repaid within 30 years. All loans shall be levelly amortized. Loans shall be repaid on a monthly basis. For those Participants who repay a loan via payroll deduction, loan repayments are due the end of each month. For those Participants who repay by means other than payroll deduction, the loan repayments are due to Treasury Operations by the twentieth of each month.
Loans shall be non-renewable and non-extendable.

        (d)  Promissory Note.  Any loan made to a Participant under this
Article IX shall be evidenced by a promissory note executed by such Participant. Such promissory note shall contain the irrevocable consent of the Participant to the payroll withholding described in subsection (h). The Committee shall have the right to require the Participant to execute a revised promissory note to the extent the Committee determines it is necessary to comply with ERISA or the Code. In the event the Participant does not execute such revised promissory note by the date prescribed by the Committee, the loan shall become due and payable as of such date.

        (e)  Default and Remedies.  In the event that:

                 (1) the Participant has a Termination of Employment and is not reemployed as an Employee within sixty (60) days of such Termination of Employment (other than a Participant who continues to be a party in interest);

                 (2) the loan is not repaid by the time the promissory note matures;

                 (3) the Participant attempts to revoke any payroll withholding authorization for repayment of the loan;

                 (4) the Participant fails to pay any installment (plus any additional interest as may be prescribed by the terms of the promissory note) within sixty (60) days of the due date;

                 (5) the Participant fails to execute a revised promissory note pursuant to subsection (d); or

                 (6) distributions under Article VIII to a Participant who has reached his Required Beginning Date would require distribution of amounts pledged as security for the loan, before a loan is repaid in full, the unpaid balance of the loan, with interest due thereon, shall become immediately due and payable; provided, however, that, notwithstanding paragraph (4), a Participant's loan shall become due and payable immediately upon his failure to pay any installment (i) if the term of the loan would otherwise expire prior to the end of the 60-day period described in paragraph (4) or (ii) if permitting amounts due to remain unpaid to the end of the period described in paragraph
(4) would, if the Participant failed to make payment during that period cause the amount due under the loan to exceed $50,000 (or the amount pledged as security for the loan pursuant to subsection (a), if less). In such event, the Participant (or his Beneficiary in the event of his death) may satisfy the loan by paying the outstanding balance within such time as may be specified in the promissory note. If the principal amount and interest are not repaid within the time specified, any such outstanding loan or loans shall be deducted from any benefit which is or becomes payable to the Participant or his Beneficiary from the amount of his Account pledged as security for the loan, and any other security pledged shall be sold by the Trustee at public or private sale as soon as is practicable after such default. In the case of a benefit which becomes payable pursuant to Section 8.01 or 8.02, the deduction described in the preceding sentence shall occur on the earliest date following such default on which the Participant or Beneficiary could receive payment of such benefit, had the proper application been filed or election been made, regardless of whether or not payment is actually made to the Participant or Beneficiary on such date. In the case of a benefit which becomes payable under any other provision, the deduction shall occur on the date such benefit is paid to the Participant.
The proceeds of the sale of any security shall first be applied to pay the expenses of conducting the sale, including reasonable attorneys' fees, and then to pay any sums due from the borrower to the Trust Fund, with such payment to be applied first to accrued interest and then to principal. The Participant shall remain liable for any deficiency, and any surplus remaining shall be paid to the Participant. Once a Participant defaults on a Plan loan, he/she may not apply for another Plan loan for three years from the date of the default. Any Participant who defaults, on two Plan loans is precluded from taking another Plan loan.

        (f) Loan Statement. Every Participant receiving a loan hereunder will receive a statement from the Committee clearly reflecting the charges involved in each transaction, including the dollar amount and annual interest rate of the finance charges. The statement will provide all information required to meet applicable "truth-in-lending" laws.

        (g) Restriction on Loans. The Committee will not approve any loan if it is the belief of the Committee that such loan, if made, would constitute a prohibited transaction (within the meaning of section 406 of ERISA or section 4975(c) of the Code), would constitute a distribution taxable for federal income tax purposes, or would imperil the status of the Plan or any part thereof under section 401(k) of the Code.

        (h) Repayment. Loans shall be repaid in equal installments (not less frequently than monthly) through payroll withholding or by personal check in the case of (1) a Participant or Beneficiary who is not an Employee of a Participating Employer but who is a party in interest or
(2) a Participant who is on an unpaid authorized leave of absence. Loans may be prepaid in full at any time without penalty.

        (i) Applicable Investment Funds. The amount of any loan shall be disbursed from the Participant's account in an order inverse to that set forth in Section 8.05(c). Consistent with this rule, a Participant may specify the order in which Investment Funds are to be debited on account of a loan, and if the Participant specifies a hierarchy from which the entire loan cannot be satisfied, then after exhausting the hierarchy specified by the Participant, the Investment Funds shall be debited pro rata. If a Participant fails to specify any hierarchy, the Investment Funds will be debited pro rata. Loan repayments shall becredited to the Investment Funds in the same manner as the Participant directs for his Salary Deferrals and/or After-Tax Employee Contributions in the same proportion as such accounts are to be credited on loan repayment.

                                   ARTICLE X

                     PROVISIONS RELATING TO TOP-HEAVY PLANS


        Sec. 10.01 Definitions.   For purposes of this Article X, the following
terms shall have the following meanings:

        (a) "Aggregation Group" shall mean the group of qualified plans sponsored by a Participating Employer or by an Affiliated Company formed by including in such group (1) all such plans in which a Key Employee participates in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, including any terminated plan that was maintained within the five year period ending on the Determination Date, (2) all such plans which enable any plan described in clause (1) to meet the requirements of either section 401(a)(4) of the Code or section 410 of the Code, and (3) such other qualified plans sponsored by a Participating Employer or an Affiliated Company as the Committee elects to include in such group, as long as the group, including those plans electively included, continues to meet the requirements of sections 401(a)(4) and 410 of the Code.

        (b) "Determination Date" shall mean the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

        (c) "Key Employee" shall mean a person employed or formerly employed by a Participating Employer or an Affiliated Company who, during the Plan Year or during any of the preceding four (4) Plan Years, was any of the following:

                 (1) An officer of a Participating Employer having an annual Compensation of more than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for the Plan Year. The number of persons to be considered officers in any Plan Year and the identity of the persons to be so considered shall be determined pursuant to the provisions of section 416(i) of the Code and the regulations published thereunder.

                 (2) One (1) of the ten (10) Employees who owns (or is considered as owning under the attribution rules set forth at section 318 of the Code and the regulations thereunder) the largest interest in a Participating Employer or an Affiliated Company, provided that no person shall be considered a Key Employee under this paragraph (2) if his annual Compensation is not greater than the limitation in effect for such Plan Year under section 415(c)(1)(A) of the Code, nor shall any person be considered a Key Employee under this paragraph (2) if his ownership interest in the Plan Year being tested and the preceding four (4) Plan Years was at all times less than one-half of one percent (1/2%) in value of any of the entities forming the Participating Employer and Affiliated Companies.

                 (3) A five-percent (5%) owner (within the meaning of section 416(i) of the Code) of a Participating Employer.

                 (4) A person who is both an Employee whose annual Compensation exceeds one hundred fifty thousand dollars ($150,000) and who is a one-percent (1%) owner (within the meaning of section 416(i) of the Code) of a Participating Employer.

        The beneficiary of any deceased Participant who was a Key Employee shall be considered a Key Employee for the same period as the deceased Participant would have been so considered.

        (d) "Key Employee Ratio" shall mean the ratio (expressed as a percentage) for any Plan Year, calculated as of the Determination Date with respect to such Plan Year, determined by dividing the amount described in paragraph (1) hereof by the amount described in paragraph (2) hereof, after deduction from both such amounts of the amount described in paragraph (3) hereof.

                 (1)  The amount described in this paragraph (1) is the sum of
(A) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group,
(B) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (C) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five (5) Plan Years ending on the Determination Date.

                 (2)  The amount described in this paragraph (2) is the sum of
(A) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (C) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of five (5) Plan Years ending on the Determination Date.

                 (3)  The amount described in this paragraph (3) is the sum of
(A) all rollover contributions (or similar transfers) to the Plan initiated by an Employee from a plan sponsored by an employer which is not a Participating Employer or an Affiliated Company, (B) any amount that would have been included under paragraph (1) or (2) hereof with respect to any person who has not rendered service to a Participating Employer at any time during the five year period ending on the Determination Date, and (C) any amount that is included in paragraph (2) hereof for, on behalf of, or on account of, a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.

        The present value of accrued benefits under any defined benefit plan shall be determined under the method used for accrual purposes for all plans maintained by the Participating Employers and all Affiliated Companies if a single method is used by all such plans, or otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

        (e) "Non-Key Employee" shall mean any Employee or former Employee who is not a Key Employee as to that Plan Year, or a beneficiary of a deceased Participant who was a Non-Key Employee.

        Sec. 10.02 Determination of Top-Heavy Status. The Plan shall be deemed "top-heavy" as to any Plan Year if, as of the Determination Date with respect to such Plan Year, either of the following conditions are met:

        (a) The Plan is not part of an Aggregation Group and the Key Employee Ratio under the Plan exceeds sixty percent (60%), or

        (b) The Plan is part of an Aggregation Group, and the Key Employee Ratio of such Aggregation Group exceeds sixty percent (60%).

The Plan shall be deemed "super top-heavy" as to any Plan Year if, as of the Determination Date with respect to such Plan Year, the conditions of subsections (a) or (b) hereof are met with "ninety percent(90%)" substituted for "sixty percent (60%)" therein.

        Sec. 10.03  Top-Heavy Plan Minimum Allocation.

        (a) General Rule. The aggregate allocation made under the Plan to the Account of each Active Participant who is a Non-Key Employee for any Plan Year in which the Plan is a Top-Heavy Plan and who remained in the employ of a Participating Employer or an Affiliated Company through the end of such Plan Year (whether or not in the status of Covered Employee) shall be not less than the lesser of:

                 (1) Three percent (3%) of the Compensation of each such Active Participant for such Plan Year; or

                 (2) The percentage of such Compensation so allocated under the Plan to the Account of the Key Employee for whom such percentage is the highest for such Plan Year.

If any person who is an Active Participant in the Plan is a Participant under any defined benefit pension plan qualified under section 401(a) of the Code sponsored by a Participating Employer or an Affiliated Company, there shall be substituted "Four percent (4%)" for "Three percent (3%)" in paragraph (1) above. For the purposes of determining whether or not the provisions of this Section have been satisfied, (i) contributions or benefits under chapter 2 of the Code (relating to tax on self-employment income), chapter 21 of the Code (relating to Federal Insurance Contributions Act), title II of the Social Security Act, or any other federal or state law are disregarded; (ii) all defined contribution plans in the Aggregation Group shall be treated as a single plan; and (iii) employer matching contributions and elective deferrals under all plans in the Aggregation Group shall be disregarded. For the purposes of determining whether or not the requirements of this Section have been satisfied, contributions allocable to the account of the Participant under any other qualified defined contribution plan that is part of the Aggregation Group shall be deemed to be contributions made under the Plan, and, to the extent thereof, no duplication of such contributions shall be required hereunder solely by reason of this Section. Paragraph (2) above shall not apply in any Plan Year in which the Plan is part of an Aggregation Group containing a defined benefit pension plan (or a combination of such defined benefit pension plans) if the Plan enables a defined benefit pension plan required to be included in such Aggregation Group to satisfy the requirements of either section 401(a)(4) or section 410 of the Code.

        (b) Exceptions to the General Rule. The provisions of subsection (a) above shall not apply to any Participant for a Plan Year if, with respect to that Plan Year:

                 (1) such Participant was an active participant in a qualified defined benefit pension plan sponsored by a Participating Employer or by an Affiliated Company under which plan the Participant's accrued benefit is not less than the minimum accrued pension benefit that would be required under section 416(c)(1) of the Code, treating such defined benefit pension plan as a Top-Heavy Plan and treating all such defined benefit pension plans as constitute an Aggregation Group as a single plan; or

                 (2) such Participant was an active participant in a qualified defined contribution plan sponsored by a Participating Employer or by an Affiliated Company under which plan the amount of the employer contribution allocable to the account of the Participant for the accrual computation period of such plan ending with or within the Plan Year, exclusive of elective deferrals and employer matching contributions, is not less than the contribution allocation that would be required under section 416(c)(2) of the Code under this Plan.

        Sec. 10.04 Top-Heavy Plan Maximum Allocations. If the Plan is a Super Top-Heavy Plan, or if the Plan is a Top-Heavy Plan which fails to satisfy the additional minimum allocation requirements under Section 10.03 hereof, the definitions of "defined contribution fraction" and "defined benefit fraction" as incorporated by reference in Section 5.04 shall be modified as required under section 416 of the Code.

                                   ARTICLE XI

                                 ADMINISTRATION


        Sec. 11.01 Appointment and Tenure. The Plan shall be administered by the Plan Committee. The Plan Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan. The Plan Committee shall have full discretionary power and authority to make factual determinations, to interpret the Plan, to make benefit eligibility determinations, and to resolve all questions arising in the administration, interpretation and application of the Plan. The Plan Committee shall correct any defect, reconcile any inconsistency, or supply any omission with respect to the Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions shall be final, binding and conclusive upon the parties, including the Company, the employees, their families, dependents, beneficiaries, and any alternate payees.

The Company, the Trustee, the Plan Committee, and all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of it assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of any data provided by any Participant, any beneficiary or any alternate payee, including, without limitation, representations as to age, health and marital status. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants, beneficiaries, and alternate payees to advise the appropriate parties of any change in such data. Furthermore, the Company, the Trustee, the Plan Committee and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and the trust by any Participant, the spouse of any Participant, any beneficiary of any Participant, any alternate payee, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation.

The Plan Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error.

Astra Merck Inc. shall be the administrator of the Plan only to the extent that such term is used in the Employee Retirement Income Security Act of 1974, as from time to time amended, and in any regulations issued thereunder.

        Sec. 11.02 Delegation of Authority and Responsibility. The fiduciaries named herein may allocate their authority to control and manage the operation and administration of the Plan to other persons, as may from time to time be deemed appropriate for the proper operation and administration of the Plan. Further, a named fiduciary, or a fiduciary designated by a named fiduciary as described above, may employ one or more persons to render advice with regard to any responsibility such fiduciary may have under the Plan.

        Sec. 11.03 Fiduciary Duty. A fiduciary, as that term is defined in the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder, shall discharge his/her fiduciary duties with respect to the Plan solely in the interests of the Plan Participants and beneficiaries. A fiduciary shall discharge his/her fiduciary duties in accordance with the documents and instruments governing the Plan and in accordance with any and all applicable laws or regulations.

        Sec. 11.04 Administrative Costs. The Committee shall serve without compensation. All direct expenses of administration of the Plan, including Trustee and recordkeeping fees, brokerage commissions for Merck Common Stock only, transfer taxes and other expenses charged or incurred by the Trustee, shall be borne by the Company and the Company shall reimburse the Trustee for such expenses incurred. The Company will not cover any expenses of a Mutual Fund which expenses are reflected in the Mutual Fund's price per share, nor will the Company cover any taxes assessed against monies in the Trust.

        Sec. 11.05 Bonding. The Committee shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be considered required by the Plan.

        Sec. 11.06 Indemnification of the Committee. Each member of the Committee shall be indemnified by the Participating Employers against costs, expenses and liabilities (other than amounts paid in settlement to which the Participating Employers do not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his service on the Committee except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member may be entitled pursuant to the bylaws of the Participating Employers. Service on the Committee shall be deemed in partial fulfillment of the Committee member's function as an employee, officer and/or director of a Participating Employer, if he serves in that capacity as well as in the role of Committee member.

                                  ARTICLE XII

                     ALLOCATION AND DELEGATION OF AUTHORITY


        Sec. 12.01 Authority and Responsibilities of the Committee. The Committee shall have the authority and responsibilities imposed by Article XI hereof.

        Sec. 12.02 Authority and Responsibilities of the Trustee. The Trustee shall have the powers and duties set forth in the Trust Agreement.

        Sec. 12.03 Limitations on Obligations of Named Fiduciaries. No Named Fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement, or by operation of law. A Named Fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the said Named Fiduciary's authority or delegated responsibility.

                                  ARTICLE XIII

                                TRUST AGREEMENT


        Sec. 13.01 The Company shall enter into a trust agreement with a Trustee to be designated by the Board of Directors. The trust agreement shall provide, among other things, that all funds received by the Trustee thereunder will be held, managed, invested and distributed by the Trustee in accordance with the Plan. Funds paid to the Trustee shall not revert to the Company except as provided in Section 4.07. The Board of Directors may change the Trustee in its sole discretion.

        Sec. 13.02 Before each annual or special meeting of the stockholders of the Company, the Trustee will arrange to furnish each Participant with a copy of the proxy solicitation material for such meeting, together with a form requesting the Participant's confidential instruction on how the shares of Merck Common Stock credited to the Participant's Account Balance should be voted. Upon receipt of such instructions, the Trustee shall vote such Merck Common Stock as instructed.

                                  ARTICLE XIV

                               CLAIMS PROCEDURES


        Sec. 14.01 Application for Benefits. Each Participant and/or Beneficiary believing himself or herself eligible for benefits under the Plan shall apply for such benefits by completing and filing with the Committee an application for benefits on a form supplied by the Committee. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Committee deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death or disability), and location of residence shall be required of all applicants for benefits.

        Sec. 14.02 Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in writing by the Committee. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

        (a) The Participant or Beneficiary whose claim has been denied shall file with the Committee a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Committee of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

        (b) The Committee shall consider the merits of the claimant's written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Committee shall deem relevant.

        (c) The Committee shall render a determination upon the appealed claim which determination shall be accompanied by a written statement as to the reasons therefor. The determination so rendered shall be binding upon all parties.

                                   ARTICLE XV

                           AMENDMENT AND TERMINATION


        Sec. 15.01 Amendment. The provisions of the Plan may be amended at any time and from time to time by the Participating Employers, provided, however, that:

        (a) No amendment shall increase the duties or liabilities of the Committee or of the Trustee without the consent of that party;

        (b) No amendment shall deprive any Participant or Beneficiary of any of the benefits to which he is entitled under the Plan with respect to contributions previously made, nor shall any amendment decrease the vested percentage of any Participant's Account nor result in the elimination or reduction of a benefit "protected" under section 411(d)(6) of the Code, unless otherwise permitted or required by law;

        (c) No amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Participants and their Beneficiaries or to meet the administrative expenses of the Plan, except as may be specifically authorized by statute or regulation.

        Each amendment shall be approved by resolution of the board of directors of each Participating Employer with respect to which the amendment is to apply; provided, however, that no Participating Employer shall amend the Plan in a manner which will cause the Plan to fail to satisfy the requirements of section 401(a) of the Code when all benefits provided by all Participating Employers which are required to be aggregated for such purposes are taken into account. Notwithstanding the foregoing, (1) any amendment necessary to qualify the Plan under section 401(a) of the Code, and (2) any administrative, regulatory or compliance amendment which the Committee shall deem necessary and shall not significantly increase the cost of the Plan, adversely affect the benefit of any Participant or significantly affect the long-term liability of the Company, may be made by the Committee without the further approval of the board of directors of any Participating Employer.

        Sec. 15.02 Plan Termination. While it is the intention of the Participating Employers to continue the Plan indefinitely in operation, the right is, nevertheless, reserved on behalf of each Participating Employer to terminate its participation in the Plan in whole or in part. Whole or partial termination of the Plan shall result in full and immediate vesting in each affected Participant of the entire amount standing to his credit in his Account, and there shall not thereafter be any forfeitures with respect to any such affected Participant for any reason. Termination of the Plan in whole or in part shall be effective as of the date specified by resolution of the board of directors of the Participating Employers to which the termination applies, subject, however, to the provisions of Section 15.03 hereof. Upon termination of the Plan, Accounts shall be distributed in accordance with applicable law.

        Sec. 15.03 Complete Discontinuance of Employer Contributions. While it is the intention of the Participating Employers to make substantial and recurrent contributions to the Trust Fund pursuant to the provisions of the Plan, the right is, nevertheless, reserved to at any time completely discontinue employer contributions. Such complete discontinuance shall be established by resolution of the board of directors of each Participating Employer and shall have the effect of a termination of the Plan, as set forth in Section 15.02, except that the Trustee shall not have the authority to dissolve the Trust Fund except upon adoption of a further resolution by the board of directors of each Participating Employer to the effect that the Plan is terminated and upon receipt from the Committee of instructions to dissolve the Trust Fund.

        Sec. 15.04 Mergers and Consolidations of Plans. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer in the Plan in which he was then a Participant (had such Plan been terminated at that time). For the purposes hereof, former Participants and Beneficiaries shall be considered Participants.

                                  ARTICLE XVI

                            MISCELLANEOUS PROVISIONS


        Sec. 16.01  Nonalienation of Benefits.

        (a) Except as provided in Section 15.01(b), none of the payments, benefits or rights of any Participant or Beneficiary shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant or Beneficiary. Except as provided in Section 16.01(b), no Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary or Beneficiaries as hereinabove provided.

        (b) Compliance with the provisions and conditions of any QDRO pursuant to Section 8.07 or of any federal tax levy made pursuant to section 6331 of the Code shall not be considered a violation of this provision.

        Sec. 16.02 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of a Participating Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

        Sec. 16.03 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

        Sec. 16.04 Heirs, Assigns and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future and all persons for whose benefit there exists any QDRO (as defined in Section 8.07) with respect to any Participant (except that no successor to a Participating Employer shall be considered a Participating Employer unless that successor adopts the Plan).

        Sec. 16.05 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

        Sec. 16.06 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

        Sec. 16.07 Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Delaware to the extent not preempted by federal law, which shall otherwise control.

        Sec. 16.08 Funding Policy. The Committee shall establish, and communicate to the Trustee, a funding policy consistent with the objectives of the Plan and of the Trust Fund.

        Sec. 16.09 Title to Assets. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon Separation from Service or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant or out of the assets of the Trust Fund. All payments of benefits as provided for in the Plan shall be made from the assets of the Trust Fund, and neither the Participating Employers nor any other person shall be liable therefor in any manner.

        Sec. 16.10 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Committee, the Participating Employers and all other parties with respect thereto.

        Sec. 16.11 Lost Payees. A benefit shall be deemed forfeited if the Committee is unable to locate a Participant, a spouse or a Beneficiary to whom payment is due, provided, however, that such benefit shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

        Sec. 16.12 Counterparts. This Plan and any amendment hereto may be executed in multiple counterparts. Each such counterpart document shall be deemed an original, and the production of any one such counterpart shall be considered the production of all and shall be sufficient for all legal purposes.

                  EXECUTED this 30th day of November, 1995.



                                          ASTRA MERCK INC.



Attest: /s/ Judy Yun                         By: /s/ David H. Bescherer
        ---------------------                    -------------------------------
        Judy Yun                                 David H. Bescherer
        Assistant Secretary                      Vice President, Finance